                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                 FORM 8-K/A
                               Amendment No. 1

                               CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of
                         The Securities Act of 1934

      Date of Report (Date of earliest event reported): March 16, 1994


                               CoreStates Financial Corp
- - --------------------------------------------------------------------------------
               (Exact name of registrant as specified in Charter)


        Pennsylvania                  0-6879                 23-1899716
- - --------------------------------------------------------------------------------
       (State or other              (Commission             (IRS Employee
       jurisdiction of              File Number)            identification No.)
       incorporation)

                   Centre Square West, 1500 Market Street
                   Philadelphia, Pennsylvania                    19101
- - --------------------------------------------------------------------------------
       (Address of principal executive offices)                  (Zip Code)


         Registrant's telephone, including area code: (215) 973-3806
                                                      --------------


- - --------------------------------------------------------------------------------
       (Former name and former address, if changed since last report)


Item 7. Financial Statements and Exhibits.

                                                              PAGE
                                                              ----
(a)  Consolidated Financial Statements of
     Constellation Bancorp and Subsidiaries

  (1)    Consolidated Statements of Condition as of             4
         December 31, 1993 and 1992

  (2)    Consolidated Statements of Operations for the years    5
         ended December 31, 1993, 1992, and 1991

  (3)    Consolidated Statements of Changes in                  6
         Shareholders' Equity for the years ended
         December 31, 1993, 1992, and 1991

  (4)    Consolidated Statements of Cash Flows for the          7
         years ended December 31, 1993, 1992, and 1991

  (5)    Notes to Consolidated Financial Statements          9 to 42

  (6)    Report of Independent Auditors                        43

(b)  Restated Financial Information of
     CoreStates Financial Corp and Subsidiaries
               (Unaudited)

  (1)    Introductory Note to Restated Financial               44
         Information (Unaudited)

  (2)    Restated Condensed Combined Balance Sheet             45
         (Unaudited) as of December 31, 1993

  (3)    Footnotes to Restated Condensed                       46
         Combined Balance Sheet

  (4)    Restated Condensed Combined Statement of              47
         Income (Unaudited) for the year ended
         December 31, 1993

  (5)    Restated Condensed Combined Statement of              48
         Income (Unaudited) for the year ended
         December 31, 1992

  (6)    Restated Condensed Combined Statement of              49
         Income (Unaudited) for the year ended
         December 31, 1991

  (7)    Footnotes to Restated Condensed Combined              50
         Statements of Income


                                                       PAGE
                                                       ----
         Proforma Financial Information of
         CoreStates Financial Corp and Subsidiaries
                        (Unaudited)

 (8)     Introductory Note to Proforma Financial         51
         Information (Unaudited)

 (9)     Proforma Condensed Combined Balance Sheet       52
         (Unaudited) as of December 31, 1993

 (10)    Footnotes to Proforma Condensed                 53
         Combined Balance Sheet

 (11)    Proforma Condensed Combined Statement of        54
         Income (Unaudited) for the year ended
         December 31, 1993

 (12)    Proforma Condensed Combined Statement of        55
         Income (Unaudited) for the year ended
         December 31, 1992

 (13)    Proforma Condensed Combined Statement of        56
         Income (Unaudited) for the year ended
         December 31, 1991

 (14)    Footnotes to Proforma Condensed Combined       57-58
         Statements of Income

(c)    Exhibits.

       (2.1) Amended and Restated Agreement and Plan of Merger, dated as of August 2, 1993 between Constellation Bancorp and CoreStates Financial Corp, incorporated herein by reference to Appendix I to the Proxy Statement - Prospectus in CoreStates Financial Corp's Registration Statement on Form S-4, Registration No. 33-51429.

       (2.2) Articles of Merger, dated March 16, 1994, incorporated herein by reference to Exhibit (2.2) of CoreStates Financial Corp's Current Report on Form 8-K dated March 16, 1994.

       (23)  Consent of KPMG Peat Marwick.

                                Exhibit Index
                                -------------

Exhibit No.                                            Page
- - -----------                                            ----
2.1             Amended and Restated Agreement         Incorporated herein
                and Plan of Merger between             by reference to
                Constellation Bancorp and              Appendix I to the
                CoreStates Financial Corp              Proxy Statement-
                                                       Prospectus in
                                                       CoreStates Financial
                                                       Corp's Registration
                                                       Statement on Form
                                                       S-4, Registration
                                                       No. 33-51429

 2.2            Articles of Merger dated               Incorporated herein
                March 16, 1994                         by reference to
                                                       Exhibit (2.2) of
                                                       CoreStates Financial
                                                       Corp's Current
                                                       Report on Form 8-K
                                                       dated March 16, 1994

 23             Consent of KPMG Peat Marwick           59

   Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this amendment No. 1 to its current report on Form 8-K dated March 16, 1994 to be signed on its behalf by the undersigned thereunto duly authorized.

                                CORESTATES FINANCIAL CORP


                                By: /s/ David T. Walker
                                    ----------------------------
                                    David T. Walker
                                    Deputy Chief Counsel

Dated:  May 5, 1994

                      CONSOLIDATED FINANCIAL STATEMENTS OF
                     CONSTELLATION BANCORP AND SUBSIDIARIES

                      Consolidated Statements of Condition


                                                              December 31,
                                                         1993           1992
- - ------------------------------------------------------------------------------
                                                           (In thousands)
Assets
- - ------------------------------------------------------------------------------
Cash and due from banks                               $  104,237    $  143,146
Federal funds sold                                       160,500       110,000
Securities held to maturity (market value of
$141,474 in 1993 and $292,019 in 1992)                   141,358       288,261
Securities available for sale (market value
of $140,777 in 1993 and $15,549 in 1992)                 140,777        15,534
Loans-net                                              1,663,357     1,759,836
Less:  Allowance for loan losses                         190,220        85,150
- - ------------------------------------------------------------------------------
Net Loans                                              1,473,137     1,674,686
- - ------------------------------------------------------------------------------

Premises and equipment-net                                22,531        26,437
Accrued interest receivable                               12,476        14,566
Other real estate owned-net                               40,219        96,290
Purchased mortgage servicing rights                        2,951        21,178
Other assets                                              22,631        25,174
- - ------------------------------------------------------------------------------
Total Assets                                          $2,120,817    $2,415,272
- - ------------------------------------------------------------------------------

Liabilities and Shareholders' Equity
- - ------------------------------------------------------------------------------
Deposits
Demand-non-interest bearing                           $  323,114    $  363,912
Demand-interest bearing                                  376,288       357,738
Money market                                             364,982       361,289
Savings and clubs                                        378,759       366,482
Time deposits                                            643,015       784,979
CDs of $100,000 or more                                    5,923        16,441
- - ------------------------------------------------------------------------------
Total Deposits                                         2,092,081     2,250,841
- - ------------------------------------------------------------------------------
Other borrowed funds                                       9,086         4,229
Accrued expenses and other liabilities                    48,184        13,882
- - ------------------------------------------------------------------------------
Total Liabilities                                      2,149,351     2,268,952
- - ------------------------------------------------------------------------------
Commitments and contingencies
- - ------------------------------------------------------------------------------

Shareholders' Equity
Preferred stock, authorized 5,000,000 shares
   None issued and outstanding
Common stock, no par value
   Authorized 75,000,000 shares
   Issued 27,269,830 and outstanding 27,261,769
   shares in l993 and issued and outstanding
   27,131,527 shares in l992                             136,349       135,658
Surplus                                                   45,494        45,941
Accumulated deficit                                  (   210,288)  (    35,279)
Treasury Stock at cost (8,061 shares)                (        89)
- - ------------------------------------------------------------------------------
Total Shareholders' Equity                           (    28,534)      146,320
- - ------------------------------------------------------------------------------
Total Liabilities and Shareholders' Equity            $2,120,817    $2,415,272
- - ------------------------------------------------------------------------------
See Accompanying Notes to Consolidated Financial Statements.


                     CONSTELLATION BANCORP AND SUBSIDIARIES

                     Consolidated Statements of Operations


                                                                    Year Ended December 31,
                                                          1993                1992                1991
- - ---------------------------------------------------------------------------------------------------------
                                                             (In Thousand Except Per Share Data)
Interest Income
- - ---------------
Interest and fees on loans                           $  134,053           $ 145,244           $ 186,841
Interest and dividends on investments:
   Taxable interest and dividend income                  15,966              23,636              30,537
   Tax-exempt interest income                                 -                 114               2,323
Interest on securities available for sale                   550               1,566                   -
Interest on deposits with banks                               -                   -                 643
Interest on Federal funds sold                            3,868               4,831              12,272
- - ---------------------------------------------------------------------------------------------------------
Total Interest Income                                   154,437             175,391             232,616
- - ---------------------------------------------------------------------------------------------------------

Interest Expense
- - ----------------
Interest on:
   Interest bearing demand deposits                       6,029               9,644              13,728
   Money market accounts                                  9,662              14,187              28,164
   Savings and clubs                                      8,904              12,185              14,343
   Time deposits                                         28,565              46,471              73,589
   CD's of $100,000 or more                                 338               4,170              16,479
   Borrowed funds                                           186               2,430               4,838
- - ---------------------------------------------------------------------------------------------------------
Total Interest Expense                                   53,684              89,087             151,141
- - ---------------------------------------------------------------------------------------------------------

Net Interest income                                     100,753              86,304              81,475
Provision for loan losses                               130,000              10,000              81,995
- - ---------------------------------------------------------------------------------------------------------
Net Interest (Loss) income after
Provision For Loan Losses                             (  29,247)             76,304           (     520)
- - ---------------------------------------------------------------------------------------------------------

Non-Interest Income
- - -------------------
Service fees on deposit accounts                         10,208              11,995              14,546
Mortgage origination and servicing                        9,022              12,284              15,545
Other service fees                                        2,721               2,719               5,558
Trust income                                              3,012               2,821               2,904
Net securities transaction                                   49               1,678               3,371
Other income                                             16,587               9,088               4,361
- - ---------------------------------------------------------------------------------------------------------
Total Non-Interest Income                                41,599              40,585              46,285
- - ---------------------------------------------------------------------------------------------------------

Non-Interest Expense
- - --------------------
Salaries and employee benefits                           40,831              43,716              52,610
Net occupancy expense                                     8,784               9,452              10,795
Furniture and equipment expense                           5,581               7,308              10,176
Other expenses                                          134,990              58,051              60,374
- - ---------------------------------------------------------------------------------------------------------
Total Non-Interest Expense                              190,186             118,527             133,955
- - ---------------------------------------------------------------------------------------------------------

Loss before income tax expense                        ( 177,834)           (  1,638)          (  88,190)
Income tax expense                                          662                  53                 532
- - ---------------------------------------------------------------------------------------------------------

Net Loss                                              ($178,496)           ($ 1,691)          ($ 88,722)
- - ---------------------------------------------------------------------------------------------------------

Net Loss Per Share of Common Stock                    ($   6.56)           ($   .19)          (  $10.82)
- - ---------------------------------------------------------------------------------------------------------

See Accompanying Notes to Consolidated Financial Statements.

                     CONSTELLATION BANCORP AND SUBSIDIARIES

           Consolidated Statements of Changes in Shareholders' Equity

                                                                                                Retained
(In Thousands Except Share                                   Common                             Earnings     Treasury
and Per Share Data)                                           Stock               Surplus       (Deficit)       Stock       Total
- - ------------------------------------------------------------------------------------------------------------------------------------
Balance - December 31, 1990                                 $ 40,866              $72,356        $54,496     $     -       $167,718
Net loss                                                           -                    -      (  88,722)          -      (  88,722)

Stock issued under stock purchase
  plan (39,251 shares)                                           196                   49              -           -            245
Change in unrealized loss on equity
  securities                                                       -                    -            638           -            638
Forfeiture of restricted stock awards                       (     28)                  28              -           -              -
Unearned compensation-restricted
  stock awards amortization                                        -                  442              -           -            442
- - ------------------------------------------------------------------------------------------------------------------------------------
Balance - December 31, 1991                                   41,034               72,875      (  33,588)          -         80,321
- - ------------------------------------------------------------------------------------------------------------------------------------
Net loss                                                           -                    -      (   1,691)          -      (   1,691)

Stock issued in public offering
  (18,955,059 shares)                                         94,775             ( 27,194)             -           -         67,581
Forfeiture of restricted stock awards                       (    151)                 151              -           -             -
Unearned compensation-restricted
  stock awards amortization                                        -                  109              -           -            109
- - ------------------------------------------------------------------------------------------------------------------------------------
Balance - December 31, 1992                                  135,658               45,941      (  35,279)          -        146,320
- - ------------------------------------------------------------------------------------------------------------------------------------
Net Loss                                                           -                    -      ( 178,496)          -       (178,496)

Stock issued under public offering
  and stock purchase plans
  (171,014 shares)                                               855             (    375)             -            -           480
Unrealized holding gains on
  securities available for sale                                    -                    -          3,487            -         3,487
Forfeiture of restricted stock awards                       (      5)                   5              -            -             -
Retirement of common stock
  (31,831 shares)                                           (    159)            (    167)             -            -     (     326)

Unearned compensation-restricted
  stock awards amortization                                        -                   90              -            -            90
Treasury stock acquired (8,061 shares)                             -                    -              -     (     89)    (      89)
- - ------------------------------------------------------------------------------------------------------------------------------------
Balance - December 31, 1993                                 $136,349              $45,494      ($210,288)    ($    89)    ($ 28,534)
- - ------------------------------------------------------------------------------------------------------------------------------------

See Accompanying Notes to Consolidated Financial Statements.

Consolidated Statements of Cash Flows

Year Ended December 31,
(In thousands)                                                       1993        1992        1991
- - ----------------------------------------------------------------------------------------------------
Cash Flows From Operating Activities
- - ----------------------------------------------------------------------------------------------------
Net Loss                                                         ($178,496)  ($  1,691)   ($ 88,722)
Adjustments to reconcile net loss to net
   cash provided by operating activities:
   Depreciation of premises and equipment                            4,843       6,627        8,555
   Amortization of mortgage servicing
     rights and other intangibles                                   19,056      11,889        7,565
   Provision for loan losses                                       130,000      10,000       81,995
   Provision for losses on other real estate owned
     and writedowns                                                 40,050      10,100        6,679
   Gain on sale of investment securities                         (       3)  (   1,691)   (   5,353)
   Gain on sale of securities available
     for sale                                                    (      70)  (     229)           -
   Loss on sale of investment securities                                 -          36          242
   Loss on sale/unrealized loss of securities
     available for sale                                                 24         206            -
   Gain on sale of other real estate owned                       (   3,967)  (     838)           -
   Gain on sale of purchased mortgage
     servicing rights                                                    -   (     305)           -
   Loss on writedown of investment securities                            -           -        1,740
   Loss (gain) on disposal of premises and
     equipment                                                         301   (      21)   (       9)
   Loss on restructuring disposition of premises
     and equipment                                                       -       1,025            -
   (Increase) decrease in taxes receivable                       (     998)     21,117    (     472)
   Decrease in interest receivable                                   2,090       6,498        6,919
   Decrease in interest payable                                  (     740)  (   2,427)   (   1,296)
   (Decrease) increase in deferred loan fees                     (     125)        482    (   1,096)
   (Decrease) increase in unearned income                        (   3,774)  (   1,499)       6,502
   Increase (decrease) in accrued expenses
     and other liabilities                                          32,038   (   4,851)       6,371
   Other-net                                                         6,635       5,840    (   2,686)
- - ----------------------------------------------------------------------------------------------------
Net Cash Provided by Operating Activities                           46,864      60,268       26,934
- - ----------------------------------------------------------------------------------------------------
Cash Flows From Investing Activities
- - ----------------------------------------------------------------------------------------------------
Proceeds from sales of investment securities                           752      14,950       93,411
Proceeds from maturities of investment securities                  131,237     253,304      187,444
Purchase of investment securities                                ( 118,000)  ( 190,442)   ( 320,851)
Proceeds from sale of securities available for sale                  2,995      66,285            -
Proceeds from maturities of securities
   available for sale                                               10,009       4,124            -
Purchase of securities available for sale                                -   (   6,096)           -
Net decrease in loans                                               52,888      87,388      155,307
Proceeds from the sale of purchased mortgage
   servicing rights                                                      -         524            -
Purchase of mortgage servicing rights                                    -           -    (   3,522)
Proceeds from the operations/sale of
   other real estate owned                                          39,833      25,990       10,013
Capital expenditures                                             (   1,788)  (   1,046)   (   2,597)
Proceeds from sale of premises and equipment                           550       1,702          654
- - ----------------------------------------------------------------------------------------------------
Net Cash Provided by Investing Activities                          118,476     256,683      119,859
- - ----------------------------------------------------------------------------------------------------


Cash Flows From Financing Activities
- - --------------------------------------------------------------------------------------------
Net (decrease) increase in demand deposits,
  NOW accounts and savings accounts                     (  6,278)    ( 80,014)      67,707
Net decrease in certificates of deposit                 (152,482)    (414,438)    (169,760)
Net increase (decrease) in short-term borrowings           4,857     ( 16,614)    ( 31,575)
Repayment of long-term debt                                    -     ( 17,500)    (  2,500)
Net proceeds from issuance/retirement of common stock        154       67,581          245
- - --------------------------------------------------------------------------------------------
Net Cash Used by Financing Activities                   (153,749)    (460,985)    (135,883)
- - --------------------------------------------------------------------------------------------
Net Increase/(Decrease) in Cash and Cash Equivalents      11,591     (144,034)      10,910
Cash and Cash Equivalents at beginning of Period         253,146      397,180      386,270
- - --------------------------------------------------------------------------------------------
Cash and Cash Equivalents at End of Period              $264,737     $253,146     $397,180
- - --------------------------------------------------------------------------------------------
Non-cash investing and financing activities:
Transfer of loans to other real estate owned              18,661       52,903       53,691
Loans originated to facilitate the sale of other real
estate owned                                                  80        1,316          540
Investments transferred to Securities Available
for sale                                                 132,917       79,824            -
Gross unrealized holding gains on securities available
for sale                                                   5,284            -            -

Cash paid during the year for:
       Interest                                         $ 54,424     $ 91,514     $152,437
       Income taxes                                     $      -     $      -     $    115
- - --------------------------------------------------------------------------------------------

See Accompanying Notes to Consolidated Financial Statements.

Notes to Consolidated Financial Statements

Note 1  Summary of Significant Accounting Policies

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles and practices within the banking industry. The significant accounting policies are summarized below.

Basis of Presentation and Consolidation

The accompanying consolidated financial statements include the accounts of Constellation Bancorp (the "holding company") and it's two wholly-owned subsidiaries (the "Company"), Constellation Bank, N.A. ("Constellation") and Home Investors Mortgage Corporation ("Home Investors"), and the Constellation affiliate, WASCO Funding Corp. ("WASCO"). All material intercompany balances and transactions have been eliminated in consolidation. On March 16, 1994, the Company was acquired by CoreStates Financial Corp ("CoreStates"). See Note 2.

     In preparing the financial statements, management is required to make estimates that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. In making such estimates, management must make certain assumptions based on available information and existing conditions. It is management's responsibility to make reasonable assumptions when preparing such estimates.

     Because events may occur or conditions result that are different from those assumed to occur or result, actual results could differ significantly from the results based on such estimates. Events and conditions that could occur or change and result in changes different than those based on such estimates include dramatic and unforeseen changes in economic conditions over a short period of time, conditions in the real estate markets and specific events affecting specific borrowers or groups of borrowers. These assumptions are particularly important with respect to the determination of the allowance for loan losses and the valuation of real estate owned in connection with foreclosures and in-substance foreclosures. In connection with the determination of the allowances for loan losses, management generally obtains independent appraisals for properties.

     While management uses available information to recognize losses on loans and real estate, future additions to the allowance for loan losses or further writedowns of other real estate owned and loans foreclosed in-substance may be necessary based on changes in economic conditions in our market area.

Investments

Effective December 31, 1993, the Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("FAS No. 115"). FAS No. 115 established the accounting and reporting requirements for investments in equity securities that have readily determinable fair values and for all investments in debt securities. All affected investment securities must be classified as either held-to-maturity, trading, or available-for-sale. Held-to-maturity securities are carried at amortized cost basis. Trading securities are carried at fair value with unrealized holding gains and losses reported in the income statement. Available-for-sale securities are carried at fair value with unrealized holding gains and losses reported as a component of shareholders' equity. As a result of adopting FAS No. 115, securities with an original carrying value of $132,900,000 were classified as available-for-sale at December 31, 1993 and were adjusted to their aggregate fair value of $138,200,000. After the related tax effects, shareholders' equity at December 31, 1993 was increased by $3,487,000 to reflect the adjustment of these securities to fair value.

Held-to-maturity securities are carried at cost adjusted for amortization of premiums and accretion of discounts, both computed on the interest method. Held-to-maturity securities primarily consist of debt securities. The Company has both the ability and positive intent to hold these securities until maturity. Trading account securities are carried at market values. Gains on trading account securities include both realized and unrealized gains and losses on the portfolio.

Debt securities not classified as held-to-maturity or trading and marketable equity securities are classified as available-for-sale because they are held for an indefinite period of time and are not intended to be held to maturity. Available for sale securities include securities that management intends to use as part of its overall asset/liability strategy and that may be sold in response to changes in interest rates and resultant prepayment risk. Available-for-sale securities are carried at fair value, with unrealized gains and losses, net of tax, reported as a component of shareholders' equity.

The adjusted cost of a specific certificate sold is the basis for determining realized securities gains and losses as included in the consolidated statement of income in "non-interest income".

Interest and dividends on investment securities are recognized as income when earned.

Loans

Interest on commercial loans is recognized on the daily principal amounts outstanding. Loan fees are generally considered as adjustments of interest rate yields and are amortized into interest income on loans over the terms of the related loans. Interest on installment loans is principally recognized on the interest method.

Commercial loans are placed on a non-accrual status, generally recognizing interest as income when received, when, in the opinion of management, the collectibility of principal or interest becomes doubtful. The deferral or non-recognition of interest does not constitute forgiveness of the borrower's obligation. In those cases where collection of principal is in doubt, additions are made to the allowance for loan losses. When loans are placed on non-accrual status, interest receivable thereon which had been previously credited to income is reversed. Interest income on these loans is recognized only to the extent payments are received. Loans are returned to an accrual status when factors indicating doubtful collectibility on a timely basis no longer exist and all past due payments are brought current.


Allowance for Loan Losses

The allowance for loan losses is increased by provisions charged to expense and reduced by charge-offs, net of recoveries. While management uses available information to recognize losses on loans and real estate, future additions to the allowance for loan losses or further writedowns of other real estate owned and loans foreclosed in-substance may be necessary based on changes in economic conditions in the company's market area.

In addition, various regulatory agencies, as an integral part of their examination process, periodically review the company's allowances for loan losses on loans and other real estate valuations. Such agencies may require the company to recognize additions to the allowance or additional writedowns based on their judgment about information available to them at the time of their examination.


Trust Income

Trust income is recognized generally on a cash basis in accordance with customary banking practice. The results of trust operations would not be materially different if reported on an accrual method. Trust assets held in fiduciary or agency capacities for customers of the trust division are not assets of the company and, accordingly, are not included in the accompanying consolidated financial statements.


Premises and Equipment

Premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed on the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the lives of the respective leases or the estimated useful lives of the improvements, whichever is shorter. Expenditures for major improvements are capitalized, while repairs and maintenance costs are expensed as incurred. Gains and losses on dispositions are reflected in current operations.

Other Real Estate Owned and Loans Foreclosed In-Substance

Other real estate owned ("OREO") is comprised of foreclosed properties where the Company has actually received title. When a borrower has little or no equity in a property which is the primary source of repayment of a loan and it is doubtful that equity will be rebuilt in the foreseeable future, the property is considered foreclosed in-substance. Both other real estate owned and in-substance foreclosures are carried at the lower of fair value less estimated costs to sell as determined by current appraisals or the recorded investment in the loan on the property. Costs of holding such property are charged to expense in the current period, except for certain expenses, such as significant property improvements, which are capitalized to the extent that the carrying value of the property does not exceed net realizable value. Prior to January 1992, write-downs on such properties occurring after the initial transfer from the loan portfolio were recorded as operating expenses. Gains, to the extent allowable, and losses on the disposition of property were reflected in current operations. Subsequent to initial establishment of an 0RE0 reserve on December 31, 1991, write-downs and losses on the disposition of property are charged to the OREO reserve. The reserve is replenished through an OREO provision reflected in current operations.


Excess of Cost Over Fair Value of Net Assets Acquired

The excess of cost over fair value of net assets acquired in business combinations is included in other assets and is amortized on a straight-line basis over periods ranging from 10 to 15 years.


Income Taxes

The Company files a consolidated Federal income tax return. State income tax returns are filed on a separate basis.

     In February 1992, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("FAS") No. 109, "Accounting for Income Taxes." FAS No. 109 requires a change to the asset and liability method of income tax accounting from the deferred method of accounting for income taxes required by Accounting Principles Board ("APB") Opinion No. 11. FAS No. 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the Company's financial statements or tax returns. The measurement of deferred tax assets and liabilities is based on the enacted tax rates applicable to taxable income for the years in which those temporary differences are expected to be recovered or settled. FAS No. 109 requires that deferred tax assets and liabilities be adjusted for the effect of a change in tax rates in the period of enactment.

     The Company adopted FAS No. 109 in 1993 without restating prior periods financial statements. However, to conform with CoreStates presentation, the consolidated financial statements have been prepared as if the Company retroactively adopted FAS No. 109 as of January 1, 1987. See Note 13.

Loss Per Common Share

Loss per common share was computed by dividing net loss by the weighted average number of shares outstanding. The average shares outstanding were 27.197 million, 9.065 million and 8.200 million for the years ended December 31, 1993, 1992 and 1991, respectively.

     Shares issuable under stock option plans have not been included in the calculation of net loss per common share since their effect is either immaterial or anti-dilutive.


Pension Plans

Pension plan costs based on actuarial computation of current and future benefits for employees are charged to expense and are funded based on the maximum amount that can be deducted for Federal income tax purposes.


Other Postretirement Benefits

The Company adopted FAS No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions," as of January 1, 1993. FAS No. 106 requires the accrual, during the service periods of the employees, of the expected cost of providing health care and other benefits to employees subsequent to their retirement. Prior to the adoption of FAS No. 106, such costs were recorded on a cash basis.


Statements of Cash Flows

For purposes of the statements of cash flows, cash and cash equivalents include cash and due from banks, federal funds sold and interest bearing deposits with banks. Generally, federal funds are purchased/sold for one-day periods. All short-term investments with a maturity of three months or less at date of purchase are considered to be cash equivalents.


Fair Value of Financial Instruments

FAS No. 107, "Disclosures About Fair Value of Financial Instruments", requires entities to disclose the fair value information on financial instruments. The disclosure includes both on and off balance sheet financial instruments. Fair value estimates are based on quoted market prices, discounting scheduled cash flows through the estimated maturity using estimated market discount rates, or other methods as appropriate. These estimates are subjective in nature and involve uncertainties and matters of judgement and as a result cannot be considered as the actual value of the bank. Changes in assumptions used in determining fair value of the financial instruments could significantly alter the estimates.

     The following assumptions were used by the Company in estimating the fair value of financial instruments;

     Cash and due from banks, and federal funds sold: the carrying amount approximates fair value.

     Securities: For investment securities and investment securities available for sale, fair values are based on quoted market prices or dealer quotes. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

     Loans: Fair value is estimated for portfolios of loans with similar loan characteristics. The fair value for certain residential mortgage loans and consumer loans are based on quoted market prices for securities backed by similar loans adjusted for difference in loan characteristics. The fair value for commercial, commercial mortgage and construction type loans is estimated by discounting cash flows using current interest rates for loans with similar characteristics. Certain loans have been identified for accelerated resolution and were valued utilizing estimated liquidation market values of loans with similar characteristics.

     Deposit Liabilities: The fair value of non-interest bearing demand deposits, savings accounts, NOW accounts, and money market accounts is the same as the carrying amount reported. The fair value of certificates of deposit is calculated using the discounted cash flows method. The discount rate used was the current rate offered by the bank for deposits with similar remaining maturities.

     Commitments to Extend Credit, Standby Letters of Credit and Financial Guarantees Written: The fair value of commitments is estimated using fees currently charged for similar agreements, based on the remaining term of the commitment and the present credit quality rating of the counterparty. The fair value on the standby letters of credit and financial guarantees written is based on fees currently charged for similar agreements or on estimated cost to terminate them or to settle the obligations with the counterparties at the reporting date.

     Other Borrowed Funds: Other borrowed funds which primarily consist of federal funds purchased and securities sold under agreement to repurchase are short term in nature and their carrying amount approximates fair value.


Reclassification

Reclassifications of prior period amounts are made when necessary to conform to current year's presentation.

Note 2  Acquisition of the Company

On March 16, 1994, the Company was acquired by CoreStates Financial Corp ("CoreStates") in a transaction accounted for as a pooling of interests ("the Acquisition"). For each Company share of common stock outstanding, .4137 of a share of CoreStates common stock was issued (Exchange Ratio). Constellation will be merged into CoreStates' New Jersey National Subsidiary. The Company's 1993 consolidated statement of operations includes Acquisition related charges in connection with a change in non-performing asset strategic direction and to conform consumer lending charge-off policies, and charges for expenses attributable to the Acquisition. The following summarizes the impact of the Acquisition on the 1993 consolidated financial statements of the Company.



Allowance for Loan and Other Real Estate Owned Losses

In connection with a change in strategic direction by CoreStates after the Acquisition and to conform the Company's loan, accrual and reserve policies to those of CoreStates', the Company recorded an addition to the allowance for possible loan losses of approximately $120,000,000 and an addition to the reserve against other real estate owned ("OREO") of approximately $28,000,000 in 1993. The Company currently estimates that assets with a carrying value of approximately $340,000,000 will be disposed of within eighteen months from the date of Acquisition. The estimated reserves against these assets represent approximately 40% of this amount. It is also estimated that the conforming adjustments, mostly related to consumer lending charge-off policies, will comprise approximately $10,500,000 of the aggregate $148,000,000 in estimated provisions.

Special Charges

In connection with the Acquisition, the Company recorded a charge in 1993 of $37,000,000 for expenses directly attributable to the Acquisition, including severance benefits, employment contracts, leasehold terminations and professional fees and certain other costs and expenses. In addition, a $10,000,000 writedown of the Company's purchased mortgage servicing rights was recorded. The write-down was taken primarily due to accelerated prepayment assumptions to conform to CoreStates' methodology.


Restatement of Prior Periods for Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" (FAS No. 109)

The Company previously adopted FAS No. 109 on January 1, 1993 without restating prior periods financial statements. However, to conform with CoreStates presentation the consolidated financial statements have been prepared as if the Company retroactively adopted FAS No. 109 as of January 1, 1987.

A valuation allowance equal to the tax benefits resulting from the adoption of FAS No. 109 was established. There is no effect of conforming the Company's method of adoption to CoreStates because tax benefits have not been recognized in the Company's consolidated financial statements as it is more likely than not that the Company will not be able to currently recognize such benefits based upon the Company's lack of recoverable taxes and the uncertainty regarding the generation of future taxable income.


Stock Option Plans

The Company maintains a 1987 Stock Incentive Compensation Plan (the "1987 Plan"), 1989 Stock Incentive Compensation Plan (the "1989 Plan"), the Stock Option Plan for Outside Directors of New Brunswick Savings Bank and the 1992 Stock Option and Stock Appreciation Right Plan (the "1992 Plan").

In connection with the Acquisition, Company stock options will be converted into options to purchase CoreStates Common Shares on the same terms and conditions as are in effect immediately prior to the Acquisition, based upon the Exchange Ratio. Certain Company stock options issued under the 1987 Plan and the stock options issued under the 1992 Plan that are not otherwise exercisable will become exercisable at the time of the Acquisition pursuant to provisions providing for immediate exercise upon the occurrence of a change of control, such as the Acquisition.

Capital Infusion

On March 29, 1994, CoreStates contributed $80,000,000 to the capital of Constellation.


Note 3  Restricted Cash Balances

Cash balances reserved to meet regulatory requirements of the Federal Reserve Bank and balances maintained at other banks for compensating balance requirements amounted to $32,778,000 and $9,321,000 respectively, at December 31, 1993.


Note 4  Securities

A comparison of the carrying value, gross unrealized gains and losses and approximate market value of securities held to maturity and carrying value, gross unrealized gains and losses and amortized value of securities available for sale by maturity composition follows:

                          Securities Held to Maturity

                                                          Gross         Gross
                                           Carrying  Unrealized     Unrealized   Market
December 31, 1993 (In Thousands)              Value       Gains        Losses    Value
- - -----------------------------------------------------------------------------------------
U.S. Treasury securities
Within one year                            $ 90,711      $   67       $    -    $ 90,778
After one year but within five years         45,151          50      (     1)     45,200
After five years but within ten years             -           -            -           -
After ten years                                   -           -            -           -
- - -----------------------------------------------------------------------------------------
Total U.S. Treasury Securities              135,862         117      (     1)    135,978
- - -----------------------------------------------------------------------------------------
Other securities
Within one year                                 300           -            -         300
After one year but within five years              -           -            -           -
After five years but within ten years             -           -            -           -
After ten years                               5,196           -            -       5,196
- - -----------------------------------------------------------------------------------------
Total Other Securities                        5,496           -            -       5,496
- - -----------------------------------------------------------------------------------------
Total                                      $141,358      $  117      ($    1)   $141,474
- - -----------------------------------------------------------------------------------------

                                                          Gross         Gross
                                           Carrying  Unrealized    Unrealized     Market
December 31, 1992 (In Thousands)              Value       Gains        Losses      Value
- - -----------------------------------------------------------------------------------------
U.S. Treasury securities
Within one year                            $ 99,288      $  377       $    -    $ 99,665
After one year but within five years         25,747           3      (   154)     25,596
After five years but within ten years             -           -            -           -
After ten years                                 299           -      (    16)        283
- - -----------------------------------------------------------------------------------------
Total U.S. Treasury Securities              125,334         380      (   170)    125,544
- - -----------------------------------------------------------------------------------------
Mortgage-backed securities
After one year but within five years            447           6            -         453
After five years but within ten years         7,383          82      (   205)      7,260
After ten years                             151,341       3,837      (   172)    155,006
- - ------------------------------------------------------------------------------------------
Total Mortgage-Backed Securities            159,171       3,925      (   377)    162,719
- - ------------------------------------------------------------------------------------------
Other securities
Within one year                                 300           -            -         300
After one year but within five years              -           -            -           -
After five years but within ten years             -           -            -           -
After ten years                               3,456           -            -       3,456
- - ------------------------------------------------------------------------------------------
Total Other Securities                        3,756           -            -       3,756
- - ------------------------------------------------------------------------------------------
Total                                      $288,261      $4,305      ($  547)   $292,019
- - -------------------------------------------------------------------------------------------

                         Securities Available for Sale

                                              Market
                                                 and         Gross         Gross
                                            Carrying    Unrealized    Unrealized    Amortized
December 31, 1993 (In Thousands)               Value         Gains        Losses         Cost
- - -----------------------------------------------------------------------------------------------
Obligations of States and
  Political Subdivisions
Within one year                             $      9        $    -         $     -    $      9
After one year but within five years               4             -               -           4
After five years but within ten years              1             -               -           1
- - -----------------------------------------------------------------------------------------------
Total Obligations of States and
  Political Subdivisions                          14             -               -          14
- - -----------------------------------------------------------------------------------------------
Mortgage-backed securities
After one year but within five years              58             1               -          57
After five years but within ten years          6,832           138               -       6,694
After ten years                              131,328         5,161               -     126,167
- - -----------------------------------------------------------------------------------------------
Total Mortgage-Backed Securities             138,218         5,300               -     132,918
- - -----------------------------------------------------------------------------------------------
Other securities
Within one year                                  100             -               -         100
After one year but within five years           1,390             9         (    14)      1,395
After five years but within ten years            928            11         (    13)        930
After ten years                                  127             -         (     9)        136
- - -----------------------------------------------------------------------------------------------
Total Other Securities                         2,545            20         (    36)      2,561
- - -----------------------------------------------------------------------------------------------
Total                                       $140,777        $5,320         ($   36)   $135,493
- - -----------------------------------------------------------------------------------------------

                                                             Gross           Gross
                                            Carrying    Unrealized      Unrealized      Market
December 31, 1992 (In Thousands)               Value         Gains          Losses       Value
- - -----------------------------------------------------------------------------------------------
U.S. Treasury securities
Within one year                             $ 10,108        $   55          $    -    $ 10,163
- - -----------------------------------------------------------------------------------------------
Total U.S. Treasury Securities              $ 10,108        $   55          $    -    $ 10,163
- - -----------------------------------------------------------------------------------------------
Obligations of States and
  Political Subdivisions
Within one year                                    9             -               -           9
After one year but within five years              12             1               -          13
After five years but within ten years              2             -               -           2
- - -----------------------------------------------------------------------------------------------
Total Obligations of States and
  Political Subdivisions                          23             1               -          24
- - -----------------------------------------------------------------------------------------------
Other securities
Within one year                                  100             1               -         101
After one year but within five years           1,475             2         (    39)      1,438
After five years but within ten years          3,248            31         (    33)      3,246
After ten years                                  580            36         (    39)        577
- - -----------------------------------------------------------------------------------------------
Total Other Securities                         5,403            70         (   111)      5,362
- - -----------------------------------------------------------------------------------------------
Total                                       $ 15,534        $  126         ($  111)   $ 15,549
- - -----------------------------------------------------------------------------------------------

The carrying value, market value and amortized cost of securities held to maturity and securities available for sale are distributed by contractual maturity.

The estimated market value disclosed in the above schedules currently satisfy the fair value disclosure requirements of FAS No. 107.

     Securities with a carrying value of approximately $189,297,000 and $286,350,000 at December 31, 1993 and 1992, respectively, were pledged to secure public funds and trust deposits, repurchase agreements and other purposes required by law.


Note 5  Loans

Loans are summarized as follows:

December 31, (In Thousands)                        1993        1992
- - ----------------------------------------------------------------------
Commercial                                      $  526,687  $  555,203
Real Estate-Construction                            50,029      96,513
Real Estate-Residential                            470,265     531,624
Real Estate-Commercial                             188,481     181,410
Consumer                                           329,077     310,820
Leasing Finance Receivable                         101,769      91,116
- - ----------------------------------------------------------------------

Total Loans                                     $1,666,308  $1,766,686
- - ----------------------------------------------------------------------

The following table presents the carrying amounts and the estimated fair value of loans net of unearned income and deferred loan fees of $2,951,000 and $6,850,000 at December 31, 1993 and 1992 respectively.

                                                 Carrying      Fair
December 31, 1993 (In Thousands)                  Amount      Value
- - ----------------------------------------------------------------------
Commercial                                      $  526,311  $  524,281
Real Estate-Construction                            49,925      47,764
Real Estate-Residential                            467,951     469,641
Real Estate-Commercial                             188,108     194,063
Consumer                                           329,293     336,975
Lease Financing Receivable                         101,769     108,095
- - ----------------------------------------------------------------------
Loans-net                                        1,663,357   1,680,819
Allowance for loan losses                          190,220     190,220
- - ----------------------------------------------------------------------

Net Loans Receivable                            $1,473,137  $1,490,599
- - ----------------------------------------------------------------------

                                                 Carrying      Fair
December 31, 1992 (In Thousands)                  Amount      Value
- - ---------------------------------------------------------------------
Commercial                                      $  555,632  $  543,041
Real Estate-Construction                            96,348      92,918
Mortgage-Residential                               525,414     536,185
Mortgage-Commercial                                180,958     180,750
Consumer                                           311,317     316,096
Lease Financing Receivable                          90,167      96,187
- - ---------------------------------------------------------------------
Loans-net                                        1,759,836   1,765,177
Allowance for loan losses                           85,150      85,150
- - ---------------------------------------------------------------------

Net Loans Receivable                            $1,674,686  $1,680,027
- - ---------------------------------------------------------------------

The following table summarizes information pertaining to non-accrual loans, loans on which the original terms have been modified to grant concessions in light of the borrower's financial difficulty, real estate acquired through foreclosures, in-substance foreclosures, and loans which are contractually past due 90 days or more as to interest or principal payments but have not been classified as non-accrual because they are well secured and in the process of collection:

December 31, (In Thousands)                            1993        1992
- - --------------------------------------------------------------------------
Non-accrual loans                                    $ 69,592    $115,778
Restructured loans                                     10,739      18,911
Other real estate owned
  (net of reserve)                                      6,437      34,815
In-substance foreclosures                              33,782      61,475
- - --------------------------------------------------------------------------
Total                                                $120,550    $230,979
- - --------------------------------------------------------------------------
Loans past due 90 days or more
  and still accruing                                 $ 13,135    $ 16,784
- - --------------------------------------------------------------------------

Analysis of the activity in the Other Real Estate Owned (OREO) reserve is as follows:


December 31, (In Thousands)                   1993         1992        1991
- - -----------------------------------------------------------------------------
Balance                                      $ 4,483      $ 2,500      $    0
Provision                                     40,050 (a)   10,100       2,500
Less:  write-downs/losses on
  dispositions                                15,146        8,117           0
- - -----------------------------------------------------------------------------
Ending balance                               $29,387      $ 4,483      $2,500
- - -----------------------------------------------------------------------------

(a) Includes a provision of $28,000,000 in connection which a change in strategic direction related to the Company being acquired by CoreStates.


If the non-accrual and restructured loans had continued to accrue interest in accordance with their original contract terms, net income, after assuming a 34% tax rate, would have increased approximately $5,100,000 ($.19 per share), $6,395,000 ($.71 per share) and $11,035,000 ($1.35 per share) in 1993, 1992 and
1991, respectively. The total amount of interest income received on these loans in 1993, 1992 and 1991 amounted to $1,208,000, $1,951,000 and $3,809,000, respectively. At December 31, 1993, there were no material commitments to lend additional funds to borrowers whose loans were classified as non-accrual or restructured. Non-performing asset related expense which amounted to $24.545 million, $18.703 million and $14.979 million for 1993, 1992 and 1991, respectively, are included within other expenses in the consolidated statements of income.

     Most of the Company's business is with customers located within New Jersey. A portion of the total loan portfolio is secured by real estate located in a current weak real estate environment. Commercial real estate loans of $273 million represented 16.4% of the total loan portfolio at December 31, 1993, which includes construction loans of $50 million, or 3.1% of the total loan portfolio at year-end. The principal area of exposure within total commercial real estate loans was in residential and commercial construction projects. In addition, substantially all of the other real estate owned and loans foreclosed in-substance are located in the same region. Accordingly, the ultimate collectibility of the loan portfolio is susceptible to changes in market conditions in the New Jersey real estate market.

     The Company has had, and expects to have in the future, banking transactions in the ordinary course of business with directors, officers and associates on the same terms as those prevailing for comparable transactions with other borrowers. The aggregate of these loans was $20,823,000 and $48,855,000 at December 31, 1993 and 1992, respectively. During 1993, new loans in the amount of $85,692,000 were made to such persons and repayments by such persons were $113,724,000.


Note 6  Allowance for Loan Losses

Analysis of the reserve for possible loan losses is as follows:

(In Thousands)                            1993         1992          1991
- - ---------------------------------------------------------------------------
Balance at January 1                    $ 85,150    $  98,251     $  81,318
Charge-offs                               29,298     ( 26,829)     ( 68,895)
Recoveries                                 4,368        3,728         3,833
- - ---------------------------------------------------------------------------
Net Charge-offs                           24,930     ( 23,101)     ( 65,062)
- - ---------------------------------------------------------------------------
Provision for loan losses                130,000(a)    10,000        81,995
- - ---------------------------------------------------------------------------
Balance at December 31                  $190,220    $  85,150     $  98,251
- - ---------------------------------------------------------------------------

(a) The provision for loan losses for 1993 includes $120,000,000 recorded in connection with a change in strategic direction related to the Acquisition and to conform consumer lending charge-off policies to those of CoreStates.

The Company's allowance for loan losses for Federal income tax purposes was approximately $15,024,000, $18,043,000 and $21,062,000 at December 31, 1993,
1992 and 1991, respectively.


Note 7  Premises and Equipment

Premises and equipment are summarized as follows:

December 31, (In Thousands)                        1993           1992
- - ------------------------------------------------------------------------
Land                                               $  4,412     $  4,636
Buildings                                            24,797       26,217
Equipment                                            65,034       65,207
Leasehold improvements                                9,641       10,063
- - ------------------------------------------------------------------------
                                                    103,884      106,123
Less:  Accumulated depreciation and
       amortization                                  81,353       79,686
- - ------------------------------------------------------------------------
Total                                              $ 22,531     $ 26,437
- - ------------------------------------------------------------------------

Depreciation and amortization of premises and equipment charged to non-interest expense amounted to $4,843,000, $6,627,000 and $8,555,000 for the years ended December 31, 1993, 1992 and 1991, respectively.

Note 8  Mortgage Servicing

The Company services real estate loans for investors which are not included in the accompanying consolidated statements of condition. The total of such loans serviced, but wholly-owned by investors, amounted to approximately $1.392 billion, $2.109 billion and $2.754 billion at December 31, 1993, 1992 and 1991, respectively. The carrying value of purchased mortgage servicing rights ("PMSR") was $3.0 million at December 31, 1993 compared to $21.2 million and $32.2 million at December 31, 1992 and 1991, respectively, and is being amortized over the estimated periods which the related loans are expected to generate income. Amortization, which amounted to $18.218 million, $10.699 million and $6.778 million for 1993, 1992 and 1991, respectively, is included within other expenses on the consolidated statements of operations. Included in the 1993 amortization is an additional $10.0 million PMSR writedown recorded to reflect accelerated prepayment assumptions in conforming to CoreStates' methodology.

Note 9  Other Expenses

Other expenses consists of the following:

December 31, (In Thousands)                             1993     1992     1991
- - --------------------------------------------------------------------------------
Advertising and marketing                             $    804  $   921  $   946
FDIC insurance                                           6,553    5,878    5,280
Legal fees (a)                                           5,982    5,790    5,176
Consultant                                                 394      320    1,740
Non-performing asset
  related expenses                                       8,296    4,917    5,115
Provision for OREO and
  write-downs                                           40,050   10,100    6,679
Postage                                                  1,273    1,298    1,409
Stationery and supplies                                  1,193    1,478    2,182
Telecommunications                                       1,677    1,811    1,825
Amortization - purchased assets                         19,056   11,889    7,565
Special charges (b)                                     37,000        -    6,574
Other                                                   12,712   13,649   15,883
- - --------------------------------------------------------------------------------
Total                                                 $134,990  $58,051  $60,374
- - --------------------------------------------------------------------------------

(a) Certain legal fees associated with OREO are included in legal fees.


(b) In connection with the Acquisition, the Company recorded charges in 1993 for expenses directly attributable to the Acquisition and certain other costs and expenses. The Company also provided additional reserves of $28,000,000 to the OREO provision in connection with a change in strategic direction resulting from the Acquisition.

- - --------------------------------------------------------------------------------

Note 10  Deposits


The following table shows the time remaining to maturity of certificates of deposit of $100,000 or more at December 31, 1993 and 1992.

(In Thousands)                                       1993        1992
- - -----------------------------------------------------------------------
Three months or less                                 $5,923  $   10,520
Over three months but within six months                   -       3,821
Over six months but within twelve months                  -       2,100
Over twelve months                                        -           -
- - -----------------------------------------------------------------------
Total                                                $5,923  $   16,441
- - -----------------------------------------------------------------------

The following table presents the carrying amounts and the fair value of deposits at December 31, 1993 and 1992.

                                                   Carrying        Fair
December 31, 1993 (In Thousands)                     Amount       Value
- - -----------------------------------------------------------------------
Demand                                           $  323,114  $  323,114
Money market                                        364,982     364,982
Savings accounts                                    378,759     378,759
Interest bearing demand deposits                    376,288     376,288
Certificate of deposits of
  $100,000 or more                                    5,923       5,928
Other time deposits                                 643,015     647,649
- - -----------------------------------------------------------------------
Total Deposits                                   $2,092,081  $2,096,720
- - -----------------------------------------------------------------------

                                                   Carrying        Fair
December 31, 1992 (In Thousands)                     Amount       Value
- - -----------------------------------------------------------------------
Demand                                           $  363,912  $  363,912
Money market                                        361,289     361,289
Savings accounts                                    366,482     366,482
Interest bearing demand deposits                    357,738     357,738
Certificate of deposits of
  $100,000 or more                                   16,441      16,528
Other time deposits                                 784,979     792,080
- - -----------------------------------------------------------------------
Total Deposits                                   $2,250,841  $2,258,029
- - -----------------------------------------------------------------------

Note 11  Other Borrowed Funds

Other borrowed funds consist primarily of Federal funds purchased and securities sold under agreements to repurchase. Data regarding other borrowed funds is as follows:

(In Thousands)                               1993      1992      1991
- - -----------------------------------------------------------------------
Average for the year:
     Amount outstanding                    $ 7,958   $ 8,797   $43,378
     Weighted average interest
       rate                                   2.34%     4.10%     5.71%
At year-end:
     Amount outstanding                    $ 9,086   $ 4,229   $20,843
     Weighted average interest
       rate                                   2.33%     2.24%     3.18%
Maximum amount outstanding
at any month-end                           $10,646   $17,270   $67,825
- - ----------------------------------------------------------------------

Other borrowed funds are primarily short term in nature and the carrying amount outstanding approximate fair value.


Note 12  Rights Offering - Recapitalization

On December 18, 1992 the company successfully completed a Recapitalization Plan. The Recapitalization consisted of the sale of 13.3 million shares of common stock in a Rights Offering to existing shareholders, the sale of 5.5 million additional shares of common stock to various standby purchasers and the repayment of $17.5 million in indebtedness for cash. Also, as part of the Recapitalization, the Company contributed to its wholly-owned subsidiary, Constellation, as a capital contribution, approximately $47.4 million of the net proceeds from the sale of such stock and a $10 million subordinated note.

     As a result, the company's shareholders' equity increased by approximately $67.5 million and Constellation's shareholders' equity increased by approximately $58 million.


Note 13  Income Taxes

     In February 1992, the FASB issued FAS No. 109, "Accounting for Income Taxes." FAS No. 109 calls for a change to the asset and liability method of income tax accounting from the deferred method of accounting for income taxes required by Accounting Principles Board ("APB") Opinion No. 11. FAS No. 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the company's financial statements or tax returns. The measurement of deferred tax assets and liabilities is based on the enacted tax rates applicable to taxable income for the years in which those temporary differences are expected to be recovered or settled. FAS No. 109 requires that deferred tax assets and liabilities be adjusted for the effect of a change in tax rates in the period of enactment.

As required by FAS No. 109, the Company adopted the pronouncement on January 1, 1993. However, the consolidated financial statements have been prepared as if the Company retroactively adopted FAS No. 109 as of January 1, 1987.

     For 1993, 1992 and 1991, the income tax expense (benefit) includes the following components:

Federal (In Thousands)                    1993        1992       1991
- - -------------------------------------------------------------------------
Currently receivable                     $     -     $     -   ($14,171)
Deferred benefit                               -           -     14,171
- - -------------------------------------------------------------------------
Total Federal Income Tax
  Expense (Benefit)                            -           -          -
- - -------------------------------------------------------------------------
State income taxes                           662     $    53    $   532
- - -------------------------------------------------------------------------
Total Federal & State Income
  Tax Expense                            $   662     $    53    $   532
- - -------------------------------------------------------------------------

The reasons for the differences between the amount computed by applying the statutory Federal income tax rate of 35% in 1993, 34% in 1992 and 1991 to loss before Federal income taxes are shown in the following table:


(In Thousands)                            1993        1992       1991
- - ------------------------------------------------------------------------
Tax benefit at statutory rate           ($62,242)   ($   557)  ($29,985)
- - ------------------------------------------------------------------------
Increase (Reduction) Resulting From:
- - ------------------------------------------------------------------------
Tax benefit of net operating
  loss not recognized                     62,797       1,707     30,284
Tax-exempt interest                     (    700)   (  1,383)  (  1,873)
Non-deductible interest expense               44          82        135
Low income housing credits and
  jobs tax credits                      (     58)          -   (     16)
State income tax                             662          53        532
Excess tax provision for loan
  losses                                       -           -      1,418
Other-net                                    159         151         37
- - ------------------------------------------------------------------------
Total                                    $   662    $     53   $    532
- - ------------------------------------------------------------------------

     After the IRS examination of the 1991 net operating loss carryback claim, Constellation's December 31, 1993 consolidated net operating loss carryforward for tax return purposes is expected to approximate $33 million. In addition, Constellation also has general business credit carryforwards of approximately $1.3 million expiring from 1994 through 2008 and alternative minimum tax credit carryforwards of approximately $1.2 million having indefinite lives.

The tax effect of temporary differences that give rise to significant portions of the deferred tax asset at December 31, 1993 are presented below (in thousands):


Deferred Tax Assets                   1993        1992        1991
- - -------------------                ----------  ----------  ----------
Bad debt and OREO reserve           $  87,533  $   32,465   $  36,824
Non-accrual interest                    1,635       2,903       2,462
Deferred loan fees                      1,831       1,391         839
Securities writedowns                      45          61         721
Net operating loss carryforward        16,393      15,376       9,196
Core deposit premiums                     723         653         446
Mortgage servicing rights               4,085           -           -
Restructuring charges                  15,115         186       1,739
Tax credits                             2,666       2,601       2,601
Other                                   1,308       1,414       1,357
- - ---------------------------------------------------------------------
Gross deferred tax asset              131,334      57,050      56,185
- - ---------------------------------------------------------------------
Valuation allowance                  (125,580)   ( 53,317)   ( 52,182)
- - ---------------------------------------------------------------------
                                        5,754       3,733       4,003
- - ---------------------------------------------------------------------

Deferred Tax Liabilities
- - ------------------------
Fixed asset depreciation                1,505       1,815       2,596
Carrying value of securities            1,878           -           -
Other                                   2,371       1,918       1,407
- - ---------------------------------------------------------------------
                                        5,754       3,733       4,003
- - ---------------------------------------------------------------------
Net deferred tax asset              $       -  $        -   $       -
- - ---------------------------------------------------------------------

Except for the effects of the reversal of net deductible temporary differences, the Company is not currently aware of any factors which would cause any significant differences between taxable income and pretax book income in future years. However, there can be no assurances that there will be no significant differences in the future between taxable income and pretax book income if circumstances change (such as, for example, changes in tax laws or the Company's financial condition or performance). In order to fully realize the deferred tax asset, the Company will need to generate future taxable income. Management believes it is more likely than not that the Company will not realize the benefit of net deductible temporary differences. Management has projected that the Company will not generate sufficient taxable income to currently utilize the deferred tax asset. There can be no assurance that the Company will generate any earnings or any specific level of continuing earnings. A valuation allowance equal to the deferred tax asset has been established as a result of the above. Beginning in 1994, the Company will file a consolidated tax return with its parent CoreStates. Future realizability of the deferred tax asset will be based on the consolidated position of CoreStates.

Note 14  Benefit Plans

         Pension Plans

Constellation provides a non-contributory defined benefit plan covering substantially all employees. Benefits under the plan are based on years of credited service, employees estimated compensation at retirement and primary social security benefits. For the years ended December 31, 1993, 1992 and 1991, the pension expense aggregated $232,000, $317,000 and $1,125,000 respectively.

        The following table sets forth the plan's funded status and amounts recognized in the Company's consolidated financial statements.


December 31 (In Thousands)                           1993       1992
- - -----------------------------------------------------------------------
Actuarial present value of benefit obligations:
     Vested benefits                               ($32,876)  ($26,824)
     Nonvested benefits                            (  1,176)  (    885)
- - ----------------------------------------------------------------------
Projected benefit obligation for service
  rendered to date                                 ($36,215)  ($29,986)
Plan assets at fair value, primarily listed
  stocks and bonds                                   36,724     33,579
- - ----------------------------------------------------------------------
Projected benefit obligation in (excess of)
  less than plan assets                                 509      3,593
Unrecognized net loss (gain)                          3,096   (  1,049)
Prior service cost not yet recognized in net
  periodic pension cost                            (    928)  (  1,024)
Unrecognized net obligation at January 1, 1987
  being amortized over 15 years                       1,122      1,262
- - ----------------------------------------------------------------------
Prepaid pension cost included in other assets       $ 3,799    $ 2,782
- - ----------------------------------------------------------------------
Assumptions used for disclosure of
  funded status:
     Discount rate                                      7.0%       9.0%
     Rate of increase in compensation levels            5.0%       5.0%
- - ----------------------------------------------------------------------

The net pension cost for 1993 and 1992 included the following components:


(In Thousands)                                     1993       1992
- - ---------------------------------------------------------------------
Service cost-benefit earned during the period    $    797   $    820
Interest cost on projected benefit obligation       2,517      2,502
Actual return on plan assets                     (  4,282)  (  1,981)
Net amortization and deferral                       1,200   (  1,024)
FASB 88 curtailment costs                               -          -
- - ---------------------------------------------------------------------
Net pension cost included in salaries            $    232   $    317
- - ---------------------------------------------------------------------
Assumptions used for determination of
  net pension cost:
     Discount rate                                    9.0%       9.0%
     Rate of increase in compensation levels          5.0%       5.0%
     Expected long-term rate of return on
       assets                                         9.5%       9.5%
- - ---------------------------------------------------------------------

In addition, Constellation has a Supplemental Executive Retirement Plan. This plan, which is not funded, is designed to supplement the pension plan for key employees designated by the Board of Directors. The cost of this plan is being accrued annually and amounted to $194,000, $502,000 and $210,000 in 1993, 1992 and 1991 respectively.


Other Postretirement Benefits

The Company provides certain health care and life insurance benefits to active and retired employees. Substantially all of the company's employees may become eligible for retired employees' health and life insurance if they reach retirement age and satisfy certain service requirements. The company adopted, on a prospective basis, Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" (FAS No.
106). Under FAS No. 106 the costs of such benefits are accrued based on actuarial assumptions from the date of hire to the date the employee is fully eligible to receive the benefits. Prior to the adoption of FAS No. 106, the costs of these benefits were expensed as paid.

     For measurement purposes, the 1993 health care cost trend rate is projected to be 15% through 1995, 10% for the next 10 years, and 6% thereafter. The health care cost trend rate assumption has a significant effect on the amounts reported. To illustrate, increasing the assumed health care cost trend rates by 1% in each year would increase the accumulated postretirement benefit obligation as of January 1, 1993 by $337,000 (3%) and the aggregate of the service and interest cost components of net periodic retirement benefit cost for the year 1993 by $24,000 (3%). The weighted average discount rate used in determining the accumulated postretirement benefit obligation was 7%. The change in the weighted average discount rate from 9% resulted in an increase in the actuarial present value of the postretirement benefit obligation of approximately $1.1 million.

     The following table sets forth the funding status and amounts recognized in the consolidated financial statements at December 31, 1993:


(In Thousands)                                           1993
- - ----------------------------------------------------------------
Accumulated Postretirement Benefit Obligation:
     Retirees                                         ($  5,408)
     Actives Fully Eligible                           (     384)
     Actives Not Fully Eligible                       (   1,744)
- - ----------------------------------------------------------------

     Accumulated Postretirement Benefit Obligation    (   7,536)

Plan Assets at Fair Value                                    --
- - ----------------------------------------------------------------
Accumulated Postretirement Benefit Obligation
(in excess of) or less than Plan Assets               (   7,536)
Unrecognized Net (Gain) or Loss from Past
Experience different from that assumed and
effects of changes in assumptions                           966
Prior Service Cost not yet recognized in
net periodic postretirement benefit cost                     --
Unrecognized net obligation or (Net Asset)
at January 1, 1993 being recognized over
20 years                                                  6,093
- - ----------------------------------------------------------------
(Accrued)/Prepaid Postretirement Benefit
Cost recognized in the statement of
financial position                                    ($    477)
- - ----------------------------------------------------------------
The net postretirement benefit cost for 1993
included the following components:
(In Thousands)
- - ----------------------------------------------------------------
Service cost                                           $     87
Interest cost                                               549
Actual return on plan assets                                 --
Net amortization and deferral                               320
- - ----------------------------------------------------------------
Net postretirement benefit cost                        $    956
- - ----------------------------------------------------------------

Incentive Bonus Plans

Management incentive plans have been established with the intention of providing added incentive to key executives to increase the profits of the company. The executives and the amount of the awards are subject to limits as set forth in the plans. Payments to the plans amounted to $787,000, $0 and $28,000 in 1993, 1992 and 1991, respectively. In addition to the foregoing, Constellation Bank awarded discretionary cash bonuses for 1993 performance under the 1993 Incentive Plan in an additional amount of $250,000.

     Certain subsidiaries maintain other incentive plans for certain officers and employees. There were no payments under these plans for 1993, 1992 and 1991.

Savings and Investment Plan

A savings and investment plan is available to employees of Constellation Bancorp. Employees can make contributions to the plan by means of payroll deduction of up to 15% of their compensation. The company provides a matching contribution of at least 25% of the first 6% of the employees' contributions. Payments to the plan by the company in 1993, 1992 and 1991 amounted to $187,000, $267,000 and $679,000, respectively.


Stock Option Plan

The Stock Incentive Compensation Plan (the "Plan") specifies that a maximum of 400,000 shares of Constellation Bancorp's common stock may be issued to key employees of the company. The exercise price of all stock options granted under the Plan must be at least equal to the fair market value of such shares on the date of grant. Options expire ten years from the date of the grant. Stock appreciation rights maybe added to all or part of any option granted under the Plan. Any such Right shall permit the participant to receive, upon exercise of the Right and surrender of the option, an amount, to be paid in cash, shares, or both, equal in value to the difference between the fair market value of the shares with respect to which the Right is exercised and the option price of the shares.

     Information with respect to options under the Plan is as follows:

                                                 Number of  Option Price
                                                    Shares     Per Share
- - ------------------------------------------------------------------------
Outstanding, December 31, 1990 (152,100
  shares exercisable)                              255,200   $8.74-22.80
Granted                                            106,000    1.33- 4.49
Expired or cancelled                               126,900    8.74-22.63
- - ------------------------------------------------------------------------
Outstanding, December 31, 1991 (101,734
  shares exercisable)                              234,300    1.33-22.80
Granted                                             88,200    3.16- 4.49
Expired or cancelled                                65,700    2.16-22.80
- - ------------------------------------------------------------------------
Outstanding, December 31, 1992 (107,433
  shares exercisable)                              256,800    1.33-22.63
Granted                                                  -             -
Exercised                                           68,066    1.33- 3.53
Expired or cancelled                                 2,800         11.65
- - ------------------------------------------------------------------------
Outstanding, December 31, 1993 (106,296
  shares exercisable)                              185,934   $1.33-22.63
- - ------------------------------------------------------------------------

In addition to the above plans, in 1989 the Board of Directors of the company adopted the 1989 Stock Incentive Compensation Plan (the "1989 Plan"). The 1989 Plan authorizes the grant of non-qualified and incentive stock options and restricted share awards for up to 185,000 shares of common stock, subject to adjustment in certain events, to such officers and other key employees of the corporation and its subsidiaries as the Compensation Committee of the Board of Directors of the company may determine. The company has approved the grant of options to purchase an aggregate of 75,100 shares of common stock to certain officers and key employees of Constellation, at an exercise price per share equal to $19.20 (after applying the January 19, 1993 conversion factor). The options will be exercisable on a cumulative basis in equal installments over a five-year period. Each such option will have a maximum term of ten years.

     The 1989 Plan also provides for the grant of restricted stock awards. Each such award entitles the recipient to receive a specified number of shares of common stock, unrestricted title to which is contingent upon the recipient's continuation of employment with the company or its subsidiaries for a period specified in the award, which period may not be less than one year nor more than ten years. In 1989 the company approved the grant of restricted stock awards for an aggregate of 76,590 shares of common stock at a price per share of $28.85 or $2.210 million to officers and key employees of Constellation. Each such award will be 20% vested on the first anniversary of the date of grant, will vest at a rate of 20% on each anniversary thereafter and will become 100% vested on the fifth anniversary of the date of grant.

     In 1989, the Board of Directors of the company adopted the Stock Option Plan for Outside Directors of New Brunswick Savings Bank (the "Directors' Plan"). The Directors' Plan authorizes the grant of non-qualified stock options for up to 79,200 shares of common stock, subject to adjustment in certain events, to members of the Board of Directors of New Brunswick Savings Bank other than directors who also serve as employees of New Brunswick Savings Bank, the company or any subsidiaries of the company. In 1989 the company approved the grant of an option to purchase 8,800 shares of common stock to certain non-employee members of the Board of Directors of New Brunswick Savings Bank. In 1991, New Brunswick Savings Bank was merged with and into Constellation. Four members of the Board of Directors of New Brunswick Savings Bank continue to serve as members of the Board of Directors of Constellation and hold options. The options are exercisable at a price per share of $19.20 (after applying the January 19, 1993 conversion factor). Each option is exercisable on a cumulative basis in equal installments over a five-year period. Options will terminate upon the earlier of five years following the date of grant or ninety (90) days following the date on which the director ceases to serve in such capacity for any reason other than death.

1989 Stock Incentive Compensation Plan

                                          Number of       Option Price
                                             Shares          Per Share
- - ----------------------------------------------------------------------
Stock Options
Outstanding, December 31, 1990 (14,508
  shares exercisable)                        70,540              $28.85
Granted                                           -                   -
Exercised                                         -                   -
Expired or cancelled                         12,629               28.85
- - -----------------------------------------------------------------------
Outstanding, December 31, 1991 (24,968
  shares exercisable)                        57,911               19.20
Granted                                      53,300                3.91
Exercised                                         -                   -
Expired or cancelled                         35,711         3.91- 19.20
- - -----------------------------------------------------------------------
Outstanding, December 31, 1992 (11,760
  shares exercisable)                        75,500         3.91- 19.20
Granted                                           -                   -
Exercised                                     2,400                3.91
Expired or cancelled                          7,000         3.91- 19.20
- - -----------------------------------------------------------------------
Outstanding, December 31, 1993 (34,545
  shares exercisable)                        66,100        $3.91-$19.20
- - -----------------------------------------------------------------------
Restricted Stock Awards
Outstanding, December 31, 1990               59,459              $28.85
Granted                                           -                   -
Vested                                       14,178               28.85
Forfeited                                     4,802               28.85
- - -----------------------------------------------------------------------
Outstanding, December 31, 1991               40,479               28.85
Granted                                           -                   -
Vested                                        3,400               28.85
Forfeited                                    30,279               28.85
- - -----------------------------------------------------------------------
Outstanding, December 31, 1992                6,800               28.85
Granted                                           -                   -
Vested                                        2,960               28.85
Forfeited                                       880               28.85
- - -----------------------------------------------------------------------
Outstanding, December 31, 1993                2,960              $28.85
- - -----------------------------------------------------------------------

     In 1992 the Board of Directors of the Company adopted the Constellation Bancorp 1992 Stock Option and Stock Appreciation Right Plan (the "Plan). The purposes of the Plan are to provide special earnings opportunities to key executives of the Company and its subsidiaries by enabling them to share in positive changes in the value of the Common Stock of the Company and to enable the Company to attract and to keep in its employment executives who can contribute significantly to its long term business interests. Under the Plan, options covering a maximum of 1,000,000 shares of Common Stock may be granted to key employees of the Company. Options granted under the Plan may be either incentive stock options or non-qualified stock options, as the Committee determines to be in the best interests of the Company at the time of the grant of options. The Compensation Committee will have authority, in its sole discretion, to provide that a stock appreciation right shall be added to all or part of any option granted under the Plan. Any such stock appreciation right will permit the participant to receive, upon exercise of the stock appreciation right and surrender of the option, an amount, to be paid in cash, in shares, or in both cash and shares, as determined by the Compensation Committee in its discretion, equal in value to the difference between the fair market value of the shares with respect to which the stock appreciation right is exercised and the option price of the shares. The option price per share of Common Stock under each incentive stock option shall be determined by the Compensation Committee and shall not be less than the fair market value at the time the option is granted. The option price per share of Common Stock under each non-qualified stock option shall be determined by the Compensation Committee. Each option shall be exercisable in whole or in part at such times as the Committee may determine, but not later than ten years from the date the option is granted. In the event of a Change in Control, as defined in the Plan, all options shall become exercisable in full.


                                                    Number of  Option Price
                                                       Shares     Per Share
- - ---------------------------------------------------------------------------
1992 Stock Option Plan
Outstanding, December 31, 1992                              -
Granted                                               515,000          3.75
Exercised                                              60,000          3.75
Outstanding, December 31, 1993
  (No shares exercisable)                             455,000          3.75
- - ---------------------------------------------------------------------------

     On January 19, 1993, the Compensation Committee acted to adjust the option price of the stock options outstanding prior to November 18, 1992, the record date for the company's Recapitalization. The Compensation Committee adjusted the option price of all stock options outstanding prior to November 18, 1992 by a factor of .6656 to preserve the relative option value of options outstanding prior to the Recapitalization. The data herein reflects such adjustments.


Impact on Benefit Plans of Acquisition

     It is anticipated that the Company's pension and savings and investment plans will be merged into those of CoreStates subsequent to the Acquisition. Officers and employees of the Company who become or remain regular (full-time) employees of CoreStates or any of its subsidiaries will be provided employee benefits no less favorable than those provided by CoreStates and its subsidiaries to their similarly situated officers or employees. In addition, any officer or employee of the Company who becomes a participant in any employee benefit plan of CoreStates shall be given credit under such plan for all prior service with the Company for purposes of eligibility and vesting.

     Upon consummation of the Acquisition, each outstanding and unexercised option to purchase shares of the Company issued under the Company's stock option plans was converted into an option to purchase CoreStates Common Shares as adjusted based upon the Exchange Ratio.


Note 15  Shareholder Rights Plan

Constellation Bancorp had a Shareholder Rights Plan designed to protect the shareholders of the company in the event of takeover action that the Board of Directors believed would deny shareholders the full value of their investment. The Shareholder Rights Plan did not intend to prevent a takeover of the company that the Board believed beneficial to the company's shareholders.


Note 16  Regulatory Matters

The Federal Reserve Board in the case of bank holding companies such as the company, and the Comptroller of the Currency (the "OCC") in the case of national banks such as Constellation each in general measure capital adequacy by using a risk-based capital framework and by monitoring compliance with minimum leverage ratio guidelines. The minimum ratio of total risk-based capital to risk-weighted assets (including certain off-balance sheet items, such as standby letters of credit) is 8%. At least half of the total capital, or 4%, is to be comprised of common equity and qualifying perpetual preferred stock, less deductible intangibles ("Tier I capital"). The remainder ("Tier II capital") may consist of mandatory convertible debt securities, qualifying subordinated debt, other preferred stock and a portion of the reserve for possible credit losses up to 1.25% of total calculated assets.

     In addition, the Federal Reserve Board has established minimum leverage ratio guidelines for bank holding companies and the OCC has established minimum leverage ratio guidelines for national banks. These guidelines provide for a minimum Tier I leverage ratio (Tier I capital to quarterly average total assets for bank holding companies and period-end assets for national banks less deductible intangibles) of 3% for bank holding companies and banks that meet certain criteria, including that they maintain the highest regulatory rating. All other bank holding companies and banks are required to maintain a leverage ratio of 3% plus an additional cushion of at least 100 to 200 basis points.

     The Federal Reserve Board and OCC have adopted changes to its risk-based and leverage ratio requirements applicable to bank holding companies and state chartered member banks that require that all intangibles, including core deposit intangibles, PMSRs and purchased credit card relationships ("PCCRs"), be deducted from Tier I capital. The changes, however, grandfather identifiable assets (other than PMSRs and PCCRs) acquired on or before February 19, 1992 and permit the inclusion of readily marketable PMSRs and PCCRs in Tier I capital to the extent that (i) PMSRs and PCCRs do not exceed 50% of Tier I capital and (ii) PCCRs do not exceed 25% of Tier I capital. For such purposes, PMSRs and PCCRs each would be included in Tier I capital only up to the lessor of (i) 90% of their fair market value (which must be determined quarterly) and (ii) 100% of the remaining unamortized book value of such assets.

     On August 22, 1991, Constellation entered into the Consent Order with the OCC and on July 20, 1992, the Company entered into a written Agreement with the FRBNY. Such consent orders generally indicate a high level of regulatory concern as to the viability of the institution. The Consent Order and the Written Agreement had imposed significant and material operating restrictions on the Company and Constellation and required the Company and Constellation to take a variety of material remedial steps to restore their financial condition and results of operations.

     The Consent Order resulted from, among other things, the OCCs determination as indicated in the Consent Order, that certain practices of Constellation were deemed to be unsafe and unsound.

     Constellation submitted a capital plan to the OCC in December 1991. The plan called for a recapitalization of Constellation via a restructuring of the outstanding Company debt and the raising of new equity in 1992, which was successfully completed via a rights offering in December 1992.

     The Federal Deposit and Insurance Corporation Improvement Act of 1991 (FDICIA) required the Federal bank regulatory authorities to take prompt corrective action with respect to depository institutions which do not meet minimum capital standards and other safety and soundness regulations which have not been finalized. In response to FDICIA, the FDIC and the OCC have adopted regulations which establish a scheme for prompt regulatory corrective action with respect to depository institutions which do not meet minimum capital requirements. The "prompt corrective action" regulations established five categories of depository institutions: (1) well-capitalized, (2) adequately capitalized, (3) undercapitalized, (4) significantly undercapitalized and (5) critically undercapitalized. Each category relates to the level of capital for the depository institution. To be considered "adequately capitalized", an institution must generally have a leverage ratio of at least 4%, a Tier I risk-based capital ratio of at least 4% and a total risk-based capital ratio of at least 8%. An institution is deemed to be "critically undercapitalized" if it has a tangible equity ratio of 2% or less.

     Under FDICIA, depository institutions that are "undercapitalized" under proposed regulations become subject to significant restrictions and are required to take certain actions to restore their capital levels. An undercapitalized institution must submit an acceptable capital restoration plan to the appropriate federal banking agency, which plan must be, in the opinion of such agency, "likely to succeed" in restoring the institution's capital and be accompanied by a guarantee, subject to certain limitations, of such plan and its performance by the holding company for such institution. This guarantee would rank senior to most of the holding company's other obligations in the event of the holding company's insolvency. A receiver or conservator may be appointed for an undercapitalized institution if it fails to submit or comply with an acceptable capital plan, has no reasonable prospect of being adequately capitalized or otherwise fails to raise sufficient capital.

     At December 31, 1993, for regulatory capital purposes both the Company and Constellation were classified as critically undercapitalized.

     On March 16, 1994, the holding company was merged into CoreStates Financial Corp. On March 29, 1994, CoreStates contributed $80,000,000 to the capital of Constellation. It is anticipated that Constellation will be merged into CoreStates New Jersey National on April 30, 1994.

Note 17  Dividend Restrictions and Liquidation Rights

The Company is a legal entity separate and distinct from Constellation and the company's other subsidiaries. Other than its equity interest in Constellation, the company does not have any significant sources of revenue other than dividends from Constellation. Federal law imposes limitation on the payment of dividends by national banks such as Constellation. Two different calculations are performed to measure the amount of dividends that may be paid: a "recent earnings" test and a "undivided profits" test.

     Under the recent earnings test, a dividend may not be paid in any calendar year if the total of all dividends declared by a national bank in any calendar year is in excess of the current year's net profits combined of the two preceding years unless the bank obtains the prior approval of the OCC. Pursuant to regulations (the "Regulations") adopted in December 1990 by the OCC, "net profits" is defined as the net income figure reported by a bank in its Reports of Condition and Income and "retained net profits" is "net profits" less any common or preferred dividends declared for that reporting period. Under the recent earnings test, to the extent that a national bank has a loss in any year the national bank must subtract that loss (as well as any dividend paid) from earnings during the next two years in determining its capacity to pay dividends. Under the undivided profits test, a dividend may not be paid in excess of a bank's undivided profits then on hand, after deducting (i) losses and (ii) bad debts in excess of the allowance for loan losses. Under the Regulations, "allowance for loan losses" and "undivided profits" are defined as the amounts reported as such by a bank in its Reports of Condition and Income; and "bad debts" is defined to include matured obligations due a bank on which the interest is past due and unpaid for six months, unless the debts are well-secured and in the process of collection. Generally, a debt is considered "matured" when all or part of the principal is due and payable as a result of demand, arrival of the stated maturity date, or acceleration by contract or by operation of law. In addition, the Regulations specify that only that portion of a bank's surplus account that is "earned surplus" (that is, surplus derived from earnings of prior periods that is in excess of the minimum amount of surplus required under federal law to be maintained by the bank) may be transferred to undivided profits for the purpose of paying dividends, provided that the transfer is approved by the OCC. Under the recent earnings test, as of December 31, 1993, Constellation could not pay any dividends to the company without the prior approval of the OCC. Under the "undivided profits test," as of December 31, 1993, Constellation could not pay any dividends to the company. Constellation had a deficit with respect to its retained net profits of $265.4 million at December 31, 1993. Constellation had a deficit with respect to its undivided profits of $209.2 million at December 31, 1993.

     The payment of dividends by the Company and Constellation may also be affected by other factors, such as the maintenance of adequate capital. For example, FDIClA generally prohibits an undercapitalized institution from paying dividends. In addition, if, in the opinion of the applicable regulatory authority, a bank holding company or a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the bank, could include the payment of dividends), such authority may require, after notice and hearing, that such bank cease and desist from such practice. The FRBNY, the OCC and the FDIC have issued policy statements which provide that insured banks and bank holding companies should generally only pay dividends out of the current operating earnings.

     A liquidation account was established for the benefit of all eligible account holders of New Brunswick who continue to maintain their deposits in New Brunswick. The initial liquidation account balance of $58.6 million equaled the shareholders' equity of New Brunswick as of June 30, 1989. The initial interest of each account holder was in the same proportion that the balance in his or her deposit account was to the aggregate balance in the deposit accounts as of the eligibility record date. New Brunswick may not declare or pay a cash dividend if the effect thereof will cause its shareholders' equity to be reduced below the amount required for the liquidation account. The liquidation account is reduced annually in proportion to the reduction of eligible deposit account balances. The amount of the liquidation account at December 31, 1993 was $3.0 million.


Note 18   Commitments and Contingencies

The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financial needs of its customers. These financial instruments consist of commitments to extend credit, standby letters of credit and future contracts. These financial instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the accompanying consolidated statements of condition. The contract or notional amounts of these instruments express the extent of involvement the company has in each class of financial instruments.

     The Company uses the same credit policies and collateral requirements in making commitments and conditional obligations as it does for on-balance instruments. Commitments to extend credit are agreements to lend to customers as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based upon management's credit evaluation of the borrower. Collateral held on these commitments varies. Standby letters of credit are conditional commitments issued by the company insuring performance or commercial obligations of a customer to a third party. These commitments commonly involve real estate transactions. Commercial letters of credit are irrevocable instruments issued by the company for the benefit of a customer's supplier to insure payment when the terms and conditions of the letters of credit are met. Most of the company's lending activity is with customers located within the State of New Jersey.

     Annual rental expense charged to non-interest expense was approximately $4,761,000, $4,381,000 and $5,233,000 in the years 1993, 1992 and 1991, respectively.


Financial Instruments Whose                      Contract or Notional
Contract Amounts Represent Credit                Amount at
Risk                                             December 31, 1993
- - ---------------------------------------------------------------------
Outstanding loan commitments                             $239,696,000
Standby letters of credit                                   8,006,000
Commercial letters of credit                                7,613,000
Foreign exchange contracts                                     41,000
- - ---------------------------------------------------------------------

Financial Instruments Whose                      Contract or Notional
Contract Amounts Represent Credit                Amount at
Risk                                             December 31, 1992
- - ---------------------------------------------------------------------
Outstanding loan commitments                             $230,790,000
Standby letters of credit                                   8,969,000
Commercial letters of credit                                6,087,000
Foreign exchange contracts                                    166,000
- - ---------------------------------------------------------------------

Commitment fees amounted to $356,615 and $465,003 at December 31, 1993 and December 31, 1992 respectively, and are generally related to adjustable rate instruments. Such fees are at a market rate and approximate fair value.

The minimum annual rental under non-cancellable operating leases for premises and equipment, exclusive of payments for maintenance, insurance and taxes, is summarized as follows:

                                                 Operating Losses
(In Thousands)                                 Building    Equipment
- - --------------------------------------------------------------------
1994                                            $ 2,971         $277
1995                                              2,757          187
1996                                              2,267           32
1997                                              2,183            -
1998                                              1,995            -
Thereafter                                        9,325            -
- - --------------------------------------------------------------------
Total                                           $21,498         $496
- - --------------------------------------------------------------------


     A class action complaint was filed in the United States District Court for the Southern District of New York on June 8, 1990. A first amended and second amended complaint were filed on August 23, 1990 and April 1, 1992, respectively. The second amended complaint names as defendants the company, its then banking subsidiaries, the bank and New Brunswick Savings Bank, and the following present and former directors and officers: John J. Connolly, C. William Kuhlthau, III, Frederic K. Becker, Francis V. Bonello, Anne Evans Gibbons, W. Emlen Roosevelt, Joel D. Siegel, Martin L. Ritter, John A. Brockriede and Robert M. Jackson. The second amended complaint alleges that the company's reserves for loan losses were inadequate, and that defendants made misleading positive statements about the company's financial condition, thus artificially inflating the company's assets and earnings and the prices of the company's securities during a purported class period of February 6, 1989 through January 24, 1990. The suit further alleges that the company's internal credit review and controls were inadequate. In addition, plaintiffs assert that the Registration Statement, dated August 11, 1989, issued by the company in connection with its acquisition of New Brunswick Savings Bank, was false and misleading because it did not disclose the foregoing conduct. The plaintiffs demand judgment including unspecified monetary damages and attorneys' fees. On March 3, 1992, the Court denied defendants' motion to dismiss the first amended complaint. On May 20, 1993, the Court ordered pursuant to stipulation of the parties, the certification of a class of individuals who purchased company securities between February 6, 1989 and January 24, 1990. The Board of Directors and management of the company believe the allegations contained in the second amended complaint to be lacking in merit and intend to defend this action vigorously. Management believes that the consolidated financial condition of the company will not be affected materially by the outcome of this action. However, any adverse outcome in this action could have a material impact on the results of operations of the company in any interim or annual period. As permitted by New Jersey law and the company's Certificate of Incorporation and By-laws, the expenses of the individual defendants are being advanced by the company.

     Certain other claims, suits and complaints involving the company and its subsidiaries arising in the normal course of business have been filed or are pending. Management is of the opinion that all such matters are either adequately covered by insurance, are without merit or are of such kind, or involve such amounts that a liability, if any, from an unfavorable disposition would not have a significant effect on the consolidated financial position of the Company.

Note 19  Parent Company Only
The condensed financial statements for Constellation Bancorp are presented below (in thousands):


                       Condensed Statements of Condition

December 31,                                            1993      1992
- - ----------------------------------------------------------------------
Assets
- - ----------------------------------------------------------------------
Cash                                                 $    50  $     44
Short-term investments with subsidiaries               6,136     8,082
Investment securities:
     Securities available for sale                         -       109
     Other                                               300       300
Investment in subsidiaries:
     Constellation                                   (35,957)  138,875
     Home Investors                                    1,050       816
Excess of cost over fair value of net
  assets acquired                                        343       378
Other assets                                             305        23
- - ----------------------------------------------------------------------
Total Assets                                        ($27,773) $148,627
- - ----------------------------------------------------------------------
Liabilities
- - ----------------------------------------------------------------------
Accrued expenses and other liabilities                   761     2,307
- - ----------------------------------------------------------------------
Total Liabilities                                        761     2,307
- - ----------------------------------------------------------------------
Shareholders' Equity                                 (28,534)  146,320
- - ----------------------------------------------------------------------
Total Liabilities and Shareholders' Equity          ($27,773) $148,627
- - ----------------------------------------------------------------------

                       Condensed Statements of Operations

Year-Ended December 31                      1993        1992          1991
- - -------------------------------------------------------------------------------
Income
- - -------------------------------------------------------------------------------
Interest an dividends on investments       $    155     $  1,416      $  1,773
Interest on securities available for
 sale                                             -           58             -
Net gain (loss) on securities
 transactions                                     7          727     (   1,536)
Other income                                      -           19             -
- - -------------------------------------------------------------------------------
Total Income                                    162        2,220           237
- - -------------------------------------------------------------------------------
Expenses
- - -------------------------------------------------------------------------------
Interest expense                                  -        2,071         2,360
Other operating expenses                        575          342           912
- - -------------------------------------------------------------------------------
Total Expenses                                  575        2,413         3,272
- - -------------------------------------------------------------------------------
Income (loss) before taxes                (     413)   (     193)    (   3,035)
Federal tax expense (benefit)             (       2)   (      29)           36
- - -------------------------------------------------------------------------------
Income (loss) before equity in
undistributed income of subsidiaries      (     411)   (     164)    (   3,071)
Equity in undistributed loss of
subsidiaries                              ( 178,085)   (   1,527)    (  85,651)
- - -------------------------------------------------------------------------------
Net Loss                                  ($178,496)   ($  1,691)    ($ 88,722)
- - -------------------------------------------------------------------------------

                       Condensed Statements of Cash Flow



Year-Ended December 31                                               1993              1992               1991
- - -----------------------------------------------------------------------------------------------------------------
Cash Flows From Operating Activities
- - -----------------------------------------------------------------------------------------------------------------
Net loss                                                          ($178,496)       ($  1,691)           ($ 88,722)
Adjustments to reconcile net loss to
net cash provided by operating activities:
     Depreciation of equipment                                            -                -                    5
     Amortization of intangibles                                         34               56                   35
     (Gain) loss on sale of securities                                    -        (     367)                  73
     Gain on sale of securities
     available for sale                                           (       7)       (     360)                   -
     Loss on write-down of securities                                     -                -                1,463
     Provision for deferred taxes                                         2               29             (     36)
     Decrease in interest receivable                                      4              335                  122
     (Increase) decrease in other assets                          (     195)              69                  446
     (Decrease) increase in other
     liabilities                                                  (   1,546)           2,057             (  7,214)
     Other-net                                                            -               54                    -
     Equity in undistributed loss of
     subsidiaries                                                   178,085            1,527               85,651
- - -------------------------------------------------------------------------------------------------------------------
Net Cash (Used by) Provided by
Operating Activities                                              (   2,119)           1,709            (   8,177)
- - -------------------------------------------------------------------------------------------------------------------
Cash Flows From Investing Activities
- - -------------------------------------------------------------------------------------------------------------------
Proceeds from sales of investment
securities                                                              116            3,319                2,109
Proceeds from maturities of investment
securities                                                          171,404          115,052              174,335
Purchase of investment securities                                 ( 169,460)       ( 112,175)           ( 165,994)
Investments in subsidiaries                                               -        (  58,000)                   -
Sale of premises and equipment                                            -                5                    -
- - -------------------------------------------------------------------------------------------------------------------
Net Cash Provided by (Used by)
Investing Activities                                                  2,060        (  51,799)              10,450
- - -------------------------------------------------------------------------------------------------------------------
Cash Flows From Financing Activities
- - -------------------------------------------------------------------------------------------------------------------
Proceeds from issuance/retirement
of stock                                                                154           67,581                  245
Repayment of long-term debt                                               -        (  17,500)           (   2,500)
Purchase of treasury stock                                        (      89)               -                    -
- - -------------------------------------------------------------------------------------------------------------------
Net Cash Provided by (Used by)
Financing Activities                                                     65           50,081            (   2,255)
- - -------------------------------------------------------------------------------------------------------------------
Net Increase (Decrease) in Cash and
Cash Equivalents                                                          6         (      9)                  18
Cash and cash equivalents at
beginning of year                                                        44               53                   35
- - -------------------------------------------------------------------------------------------------------------------
Cash and Cash Equivalents at
End of Year                                                        $     50         $     44            $      53
- - -------------------------------------------------------------------------------------------------------------------

CORESTATES FINANCIAL CORP AND SUBSIDIARIES

INDEPENDENT AUDITOR'S REPORT

KPMG Peat Marwick
Certified Public Accountants
150 John F. Kennedy Parkway
Short Hills, New Jersey 07078

The Board of Directors and Shareholders of
Constellation Bancorp:

We have audited the accompanying consolidated statements of condition of Constellation Bancorp and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1993. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Constellation Bancorp and subsidiaries as of December 31, 1993 and 1992 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1993, in conformity with generally accepted accounting principles.

As explained in notes 1 and 2 to the consolidated financial statements, Constellation Bancorp adopted the provisions of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions," No. 109, "Accounting for Income Taxes," and No. 115, "Accounting for Certain Investments in Debt and Equity Securities," in 1993.

/s/ KPMG Peat Marwick

March 16, 1994, except as to the last
   paragraph of note 2 and note 16,
   which are as of March 29, 1994

                      RESTATED FINANCIAL INFORMATION OF
                 CORESTATES FINANCIAL CORP AND SUBSIDIARIES

                                  (UNAUDITED)


   The following unaudited condensed combined financial statements reflect the restatement for the acquisition of Constellation Bancorp ("Constellation") under the pooling of interests method of accounting. Under such method of accounting, the historical book values of the assets, liabilities and shareholders' equity of Constellation, as reported on its consolidated balance sheet, and modified for intercompany balances, are carried over onto the consolidated balance sheet of CoreStates and no goodwill or other intangible assets are created.
CoreStates will include in its Consolidated Statement of Income for the year ending December 31, 1994 the results of operations of Constellation beginning January 1, 1994, as modified for intercompany transactions and has combined and restated as its income for prior periods the reported results of operations of Constellation for such prior periods, as modified for intercompany transactions.

   This restated financial information is based on the adjustments set forth herein and in the notes to such statements. The restated information has been prepared using the historical consolidated financial statements of both CoreStates and Constellation and should be read in conjunction with such historical financial statements and notes thereto. Certain amounts have been reclassified for comparative purposes. The restated condensed combined financial statements do not purport to be indicative of the combined financial position or results of operations for future periods or indicative of the results that actually would have been realized had the entitles been combined during these periods.

   The accompanying unaudited restated financial statements reflect an equivalent per Constellation Common Share value of .4137 CoreStates Common Share which represents the number of CoreStates Common Shares issued upon consummation of the Merger on March 16, 1994 in exchange for each Constellation Common Share outstanding.

   Cash dividends per share declared for the periods presented assume that CoreStates would have declared cash dividends per share equal to the cash dividends per share declared by CoreStates prior to December 31, 1993.

   Unaudited proforma financial information reflecting CoreStates proposed business combinations with Independence Bancorp, Inc. and Germantown Savings Bank is presented on pages 52-58. See "Pro Forma Financial Information" on page 51.

                           CORESTATES FINANCIAL CORP
                   RESTATED CONDENSED COMBINED BALANCE SHEET
                                  (UNAUDITED)
                               December 31, 1993
                   (in thousands, except per share amounts)

                                                         CoreStates   Constellation
                                                            and        Bancorp and
                                                        Subsidiaries  Subsidiaries   Combined
                                                        ------------  -------------  --------
ASSETS
 Cash and due from banks                                $2,362,630     $104,237     $2,466,867
 Time deposits                                           1,273,373          300      1,273,373 (A)
 Investment securities                                   2,731,771      281,835      3,013,606
 Loans                                                  16,362,785    1,663,357     18,026,142
 Allowance for loan losses                                (347,547)    (190,220)      (537,767)(B)
 Federal funds sold and securities purchased
    under agreements to resell                               3,027      160,500        148,527 (A)
 Trading account securities                                  6,393                       6,393
 Due from customers on acceptances                         331,411          823        332,234
 Premises and equipment                                    353,584       22,531        376,115
 Other assets                                              588,134       77,454        665,588 (B)
                                                        ----------    ---------     ----------
         Total assets                                  $23,665,561   $2,120,817    $25,771,078
                                                        ==========    =========     ==========
LIABILITIES
 Deposits:
    Domestic:
       Non-interest bearing                             $6,008,016     $323,114     $6,331,130
       Interest bearing                                 10,148,185    1,768,967     11,916,852 (A)
    Overseas branches and subsidiaries                     796,902                     796,902
                                                        ----------    ---------     ----------
         Total deposits                                 16,953,103    2,092,081     19,044,884
 Funds borrowed                                          1,836,409        9,086      1,830,495 (A)
 Bank acceptances outstanding                              336,357          823        337,180
 Other liabilities                                       1,125,175       47,361      1,069,570 (B)
 Long-term debt                                          1,455,036                   1,455,036
                                                        ----------    ---------     ----------
         Total liabilities                              21,706,080    2,149,351     23,737,165
                                                        ----------    ---------     ----------
SHAREHOLDERS' EQUITY
Common stock                                               117,858      136,349        129,136 (E)
Capital surplus                                            509,991       45,494        680,556 (E)
Retained earnings                                        1,339,451     (210,377)     1,232,040 (B)(C)(D)
Treasury stock                                              (7,819)                     (7,819)
                                                        ----------    ---------     ----------
         Total shareholders' equity                      1,959,481      (28,534)     2,033,913
                                                        ----------    ---------     ----------
         Total liabilities and shareholders' equity    $23,665,561   $2,120,817    $25,771,078
                                                        ==========    =========     ==========
Book value per share                                        $16.68       ($1.05)        $15.79
                                                        ==========    =========     ==========

See Footnotes to Restated Condensed Combined Balance Sheet.

                        FOOTNOTES TO RESTATED CONDENSED
                             COMBINED BALANCE SHEET


(A) Reflects the elimination of intercompany deposits and Federal funds transactions.

(B) At December 31, 1993, Constellation had non-performing assets, non-performing loans plus other real estate owned ("OREO"), of $120.6 million. While Constellation had utilized a long-term workout strategy to deal with its non-performing assets, CoreStates' strategy is to dispose of problem assets in a more accelerated manner. In the fourth quarter of 1993 Constellation conformed to this strategic direction and to CoreStates' consumer lending loan charge-off policies and recorded an addition to its allowance for possible loan losses of $120 million and an addition to its OREO reserves of $28 million. Constellation also recorded pre-tax charges of $47 million, which included expenses directly attributable to the acquisition, and certain other costs and expenses. Deferred tax benefits related to the $120 million addition to Constellation's allowance for possible loan losses, the $28 million addition to Constellation's OREO reserves, and the $47 million of acquisition-related costs and expenses were not recorded separately by Constellation, due to Constellation's inability to generate sufficient future income, but these deferred tax benefits were recognized in restated net income and shareholders' equity.

(C) In 1993, Constellation retroactively adopted FAS 109 as of January 1, 1987. Constellation's adoption of FAS 109 and the impact of applying pooling of interests accounting rules had the following effects on restated net income and period-end common shareholders' equity:

                               Increase (decrease)         Cumulative
                                  in net income        increase (decrease)
                              ---------------------         in common
                              Amount      Per Share    shareholders' equity
                              ------      ---------    --------------------
Year ended:
   December 31, 1993......... $60,248      $0.47             $105,248
   December 31, 1992.........     702       0.01               45,000
   December 31, 1991.........  23,602       0.02               44,298

(D) On January 1, 1993, Constellation adopted FAS 106, the date required under that statement. Constellation elected not to recognize immediately its $6.0 million transitional liability, but to amortize that liability over 20 years. As permitted under FAS 106 and pooling accounting, the restated financial information is prepared as if Constellation adopted FAS 106 effective January 1, 1992 and immediately recognized the $6.0 million, $4.0 million after-tax, transitional liability.

(E) Reflects the conversion of 27.262 million outstanding Constellation Common Shares on December 31, 1993 into 11.278 million CoreStates Common Shares.

                           CORESTATES FINANCIAL CORP
                RESTATED CONDENSED COMBINED STATEMENT OF INCOME
                                  (UNAUDITED)
                        YEAR ENDED DECEMBER 31, 1993
                   (in thousands, except per share amounts)

                                                        CoreStates      Constellation
                                                           and           Bancorp and
                                                        Subsidiaries     Subsidiarie (A)  Combined
                                                        ------------    -------------    ----------
Interest Income:
Interest and fees on loans                              $1,308,741        $134,053       $1,442,794
Interest on investment securities                          156,241          16,516          172,748 (B)
Interest on time deposits in banks                          43,049                           43,049
Interest on federal funds sold and securities
   purchased under agreements to resell                      2,421           3,868            6,119 (B)
Other interest income                                           59                               59
                                                        ----------      ----------       ----------
     Total Interest Income                               1,510,511         154,437        1,664,769
                                                        ----------      ----------       ----------
Interest Expense:
Interest on deposits                                       266,597          53,498          320,086 (B)
Interest on funds borrowed                                  64,441             186           64,457 (B)
Interest on long-term debt                                  61,572                           61,572
                                                        ----------      ----------       ----------
     Total interest expense                                392,610          53,684          446,115
                                                        ----------      ----------       ----------
     Net Interest Income                                 1,117,901         100,753        1,218,654
Provision for losses on loans                              100,000         130,000          230,000 (C)
                                                        ----------      ----------       ----------
Net Interest Income after provision
    for losses on loans                                  1,017,901         (29,247)         988,654
                                                        ----------      ----------       ----------
Non-Interest Income:
  Service charges on deposit accounts                      160,578          10,208          170,786
  Trust income                                              94,294           3,012           97,306
  Fees for international services                           68,447             985           69,432
  Debit and credit card fees                                57,835           1,665           59,500
  Securities gains (losses)                                 15,699              49           15,748
  Other operating income                                   106,202          25,680          131,882 (C)
                                                        ----------      ----------       ----------
     Total non-interest income                             503,055          41,599          544,654
                                                        ----------      ----------       ----------
     Net interest and other income                       1,520,956          12,352        1,533,308
                                                        ----------      ----------       ----------
Non-Financial Expenses:
  Salaries, wages and benefits                             535,939          40,831          576,470 (E)
  Net occupancy                                             99,511           8,784          108,295
  Equipment expenses                                        63,491           5,581           69,072
  Other operating expenses                                 334,434         134,990          469,424
                                                        ----------      ----------       ----------
     Total non-financial expenses                        1,033,375         190,186        1,223,261
                                                        ----------      ----------       ----------
Income (loss) before income taxes                          487,581        (177,834)         310,047
Provision for income taxes                                 159,654             662           98,297 (C)(D)(E)
                                                        ----------      ----------       ----------
Income (loss) before cumulative effect
  of a change in accounting principle                      327,927        (178,496)         211,750
Cumulative effect of a change in
  accounting principle, net of tax                         (13,010)                         (13,010)
                                                        ----------      ----------       ----------
Net Income (Loss)                                         $314,917       ($178,496)        $198,740
                                                        ==========      ==========       ==========

Average comon shares outstanding                           117,319          27,197          128,570
                                                        ==========      ==========       ==========
Per Common Share Data:
Income (loss) before cumulative effect
   of a change in accounting principle                       $2.80          ($6.56)           $1.65
                                                        ==========      ==========       ==========
Net income (loss)                                            $2.69          ($6.56)           $1.55
                                                        ==========      ==========       ==========
Cash dividends declared                                      $1.14             ---            $1.14
                                                        ==========      ==========       ==========


See Footnotes to Restated Condensed Combined Income Statements.

                          CORESTATES FINANCIAL CORP
               RESTATED CONDENSED COMBINED STATEMENT OF INCOME
                                 (UNAUDITED)
                        YEAR ENDED DECEMBER 31, 1992
                  (in thousands, except per share amounts)

                                                  CoreStates    Constellation
                                                     and         Bancorp and
                                                 Subsidiaries   Subsidiaries(A)  Combined
                                                 ------------   ------------     --------
Interest Income:
Interest and fees on loans                      $1,352,164        $145,244      $1,497,408
Interest on investment securities                  168,713          25,316         194,029
Interest on time deposits in banks                  55,635                          55,635
Interest on federal funds sold and securities
   purchased under agreements to resell             10,791           4,831          15,622
Other interest income                                   57                              57
                                                ----------        --------      ----------
     Total Interest Income                       1,587,360         175,391       1,762,751
                                                ----------        --------      ----------
Interest Expense:
Interest on deposits                               402,846          86,657         489,503
Interest on funds borrowed                          56,709             361          57,070
Interest on long-term debt                          70,759           2,069          72,828
                                                ----------        --------      ----------
     Total interest expense                        530,314          89,087         619,401
                                                ----------        --------      ----------
     Net Interest Income                         1,057,046          86,304       1,143,350
Provision for losses on loans                      119,300          10,000         129,300
                                                ----------        --------      ----------
Net Interest Income after provision
   for losses on loans                             937,746          76,304       1,014,050
                                                ----------        --------      ----------
Non-Interest Income:
  Service charges on deposit accounts              142,672          11,995         154,667
  Trust income                                      89,833           2,821          92,654
  Fees for international services                   60,247                          60,247
  Debit and credit card fees                       149,154             738         149,892
  Securities gains (losses)                         13,407           1,678          15,085
  Other operating income                            91,196          22,982         114,178
                                                ----------        --------      ----------
     Total non-interest income                     546,509          40,214         586,723
                                                ----------        --------      ----------
     Net interest and other income               1,484,255         116,518       1,600,773
                                                ----------        --------      ----------
Non-Financial Expenses:
  Salaries, wages and benefits                     537,755          43,716         582,067 (E)
  Net occupancy                                     96,751           9,452         106,203
  Equipment expenses                                72,042           7,308          79,350
  Other operating expenses                         388,043          57,680         445,723
                                                ----------        --------      ----------
     Total non-financial expenses                1,094,591         118,156       1,213,343
                                                ----------        --------      ----------
Income (loss) before income taxes                  389,664          (1,638)        387,430
Provision for income taxes                         127,260              53         126,408 (D)(E)
                                                ----------        --------      ----------
Income (loss) before cumulative effect
   of a change in accounting principle             262,404          (1,691)        261,022
Cumulative effect of a change in
   accounting principle, net of tax                (80,986)                        (84,946)
                                                ----------        --------      ----------
Net Income (Loss)                                 $181,418         ($1,691)       $176,076
                                                ==========        ========      ==========

Average comon shares outstanding                   115,600           9,065         119,350
                                                ==========        ========      ==========
Per Common Share Data:
Income (loss) before cumulative effect
   of a change in accounting principle               $2.27          ($0.19)          $2.19
                                                ==========        ========      ==========
Net income (loss)                                    $1.57          ($0.19)          $1.48
                                                ==========        ========      ==========
Cash dividends declared                              $1.02            ---            $1.02
                                                ==========        ========      ==========

See Footnotes to Restated Condensed Combined Income Statements.

                          CORESTATES FINANCIAL CORP
               RESTATED CONDENSED COMBINED STATEMENT OF INCOME
                                 (UNAUDITED)
                        YEAR ENDED DECEMBER 31, 1991
                  (in thousands, except per share amounts)

                                                    CoreStates     Constellation
                                                       and          Bancorp and
                                                   Subsidiaries    Subsidiaries (A)    Combined
                                                   ------------    ------------       ----------
Interest Income:
Interest and fees on loans                         $1,759,239          $186,841       $1,946,080
Interest on investment securities                     176,149            32,860          209,009
Interest on time deposits in banks                     73,132               643           73,775
Interest on federal funds sold and securities
   purchased under agreements to resell                13,286            12,272           25,558
Other interest income                                      51                                 51
                                                   ----------      ------------       ----------
     Total Interest Income                          2,021,857           232,616        2,254,473
                                                   ----------      ------------       ----------
Interest Expense:
Interest on deposits                                  689,397           146,303          835,700
Interest on funds borrowed                            164,009             2,478          166,487
Interest on long-term debt                             82,058             2,360           84,418
                                                   ----------      ------------       ----------
     Total interest expense                           935,464           151,141        1,086,605
                                                   ----------      ------------       ----------
     Net Interest Income                            1,086,393            81,475        1,167,868
Provision for losses on loans                         190,601            81,995          272,596
                                                   ----------      ------------       ----------
Net Interest Income after provision
    for losses on loans                               895,792              (520)         895,272
                                                   ----------      ------------       ----------
Non-Interest Income:
  Service charges on deposit accounts                 120,602            14,546          135,148
  Trust income                                         90,482             2,904           93,386
  Fees for international services                      47,275                             47,275
  Debit and credit card fees                          166,231               (64)         166,167
  Securities gains (losses)                           (17,546)            3,371          (14,175)
  Other operating income                              134,602            24,710          159,312
                                                   ----------      ------------       ----------
     Total non-interest income                        541,646            45,467          587,113
                                                   ----------      ------------       ----------
     Net interest and other income                  1,437,438            44,947        1,482,385
                                                   ----------      ------------       ----------
Non-Financial Expenses:
  Salaries, wages and benefits                        522,828            52,610          575,438
  Net occupancy                                       104,667            10,795          115,462
  Equipment expenses                                   72,915            10,176           83,091
  Other operating expenses                            395,709            59,556          455,265
                                                   ----------      ------------       ----------
     Total non-financial expenses                   1,096,119           133,137        1,229,256
                                                   ----------      ------------       ----------
Income (loss) before income taxes                     341,319           (88,190)         253,129
Provision for income taxes                            113,573               532           90,503 (D)
                                                   ----------      ------------       ----------
Net Income (Loss)                                    $227,746          ($88,722)        $162,626
                                                   ==========      ============       ==========

Average comon shares outstanding                      113,624             8,200          117,016
                                                   ==========      ============       ==========
Per Common Share Data:
Net income (loss)                                       $2.00           ($10.82)           $1.39
                                                   ==========      ============       ==========
Cash dividends declared                                 $0.97               ---            $0.97
                                                   ==========      ============       ==========


See Footnotes to Restated Condensed Combined Income Statements.

                        FOOTNOTES TO RESTATED CONDENSED
                         COMBINED STATEMENTS OF INCOME



(A) Certain amounts have been reclassified for comparative purposes.

(B) Reflects the elimination of intercompany interest on deposits and federal funds transactions.

(C) At December 31, 1993, Constellation had non-performing assets, non-performing loans plus other real estate owned ("OREO"), of $120.6 million. While Constellation had utilized a long-term workout strategy to deal with its non-performing assets, CoreStates' strategy is to dispose of problem assets in a more accelerated manner. In the fourth quarter of 1993 Constellation conformed to this strategic direction and to CoreStates' consumer lending loan charge-off policies and recorded an addition to its allowance for possible loan losses of $120 million and an addition to its OREO reserves of $28 million. Constellation also recorded pre-tax charges of $47 million, which included expenses directly attributable to the acquisition, and certain other costs and expenses .

(D) In 1993, Constellation retroactively adopted FAS 109 as of January 1, 1987. Constellation's adoption of FAS 109 and the impact of applying pooling of interests accounting rules had the following effects on Constellation's net income and period-end common shareholders' equity:


                        Increase (decrease)            Cumulative
                           in net income           increase (decrease)
                        -------------------             in common
                        Amount    Per Share        shareholders' equity
                        ------    ---------        --------------------
Year ended:
   December 31, 1993..  $60,248     $0.47                $105,248
   December 31, 1992..      702      0.01                  45,000
   December 31, 1991..   23,602      0.02                  44,298


(E) On January 1, 1993, Constellation adopted FAS 106, the date required under that statement. Constellation elected not to recognize immediately its $6.0 million transitional liability, but to amortize that liability over 20 years. As permitted under FAS 106 and pooling accounting, the restated financial information is prepared as if Constellation adopted FAS 106 effective January 1, 1992 and immediately recognized the $6.0 million, $4.0 million after-tax, transitional liability. Restated salaries, wages and benefits have been adjusted accordingly.

                        PRO FORMA FINANCIAL INFORMATION
                OF CORESTATES FINANCIAL CORP AND SUBSIDIARIES
                                 (UNAUDITED)

  The following unaudited pro forma condensed combined financial statements reflect the proposed merger of CoreStates and Independence Bancorp ("Proposed Merger")under the application of the pooling of interests method of accounting. Under this method of accounting, the historical book values of the assets, liabilities and shareholders' equity of Independence, as reported on its Consolidated Balance Sheet, will be carried over onto the Consolidated Balance Sheet of CoreStates and no goodwill or other intangible assets will be created. CoreStates will include in its Consolidated Statement of Income the consolidated results of operations of Independence for the entire fiscal year in which the Proposed Merger is consummated and will combine and restate its results of operations for prior periods to include the reported consolidated results of operations of Independence for prior periods. The Pro Forma Statements of Income for the years ended December 31, 1993, 1992 and 1991 include adjustments which reflect retroactive adoption of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (FAS 109) on a combined basis, as of January 1, 1987. See footnote (4) to the Pro Forma Condensed Combined Statements of Income. The Consolidated Balance Sheet and Statements of Income of CoreStates reflect the restatement for the March 16, 1994 acquisition of Constellation under the pooling of interests method of accounting as presented on pages 45-50.

  The unaudited pro forma condensed combined financial statements also reflect the proposed combination of CoreStates and Germantown Savings Bank ("Proposed Combination") as if it had become effective on January 1, 1993 for pro forma statement of income presentation and on December 31, 1993 for pro forma balance sheet presentation. The Proposed Combination will be accounted for, in accordance with generally accepted accounting principles, as a purchase of Germantown by CoreStates. Under the purchase method of accounting, all assets and liabilities of Germantown at December 31, 1993 have been adjusted, net of income tax effects, to their current fair values and combined with the asset and liability book values of CoreStates.

  This pro forma financial information is based on the estimates and assumptions set forth in the notes to such statements. The pro forma adjustments made in connection with the development of the pro forma information are preliminary and have been made solely for purposes of developing such pro forma information as necessary to comply with the disclosure requirements of the Commission. Where applicable, the pro forma adjustments have been separately tax effected at the following statutory rates: 1993--35%; and 1992--34%. The pro forma information has been prepared using the historical consolidated financial statements and notes thereto. The unaudited pro forma condensed combined financial statements do not purport to be indicative of the combined financial position or results of operations of future periods or indicative of the results that actually would have been realized had the entities been a single entity during these periods.

  The Proposed Merger provides for an Exchange Ratio of 1.50 CoreStates Common Shares for each Independence Common Share. The accompanying unaudited pro forma financial information reflects an equivalent per Independence Common Share value at that exchange ratio. The accompanying unaudited pro forma financial information for 1993 also assumes that 5.391 million CoreStates Common Shares will be issued in the Proposed Combination.

  Pro forma cash dividends declared for the periods presented assume that CoreStates would have declared cash dividends per share equal to the cash dividends per share declared by CoreStates prior to December 31, 1993.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                  (UNAUDITED)

                               DECEMBER 31, 1993

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 CORESTATES
                     CORESTATES                GERMANTOWN            AND       CORESTATES   INDEPENDENCE INDEPENDENCE
                        AND        GERMANTOWN   PRO FORMA        GERMANTOWN       AND       BANCORP AND   PRO FORMA
                    SUBSIDIARIES  SAVINGS BANK ADJUSTMENTS        PRO FORMA   SUBSIDIARIES  SUBSIDIARIES ADJUSTMENTS
                    ------------  ------------ -----------       -----------  ------------  ------------ ------------
ASSETS
Cash and due from
banks.............  $ 2,466,867    $   27,849   $   (222)(1)     $ 2,494,494  $ 2,466,867    $  120,462   $  (65,653)(1)
Time deposits.....    1,273,373           138                      1,273,511    1,273,373        46,084
Investment
securities........    3,013,606       547,514      6,818 (1)(9)    3,567,938    3,013,606       602,434      (16,874)(6)
Loans.............   18,026,142     1,039,381     12,522 (9)      19,078,045   18,026,142     1,745,116
Allowance for loan
losses............     (537,767)      (23,043)                      (560,810)    (537,767)      (33,056)     (25,000)(2)
Federal funds sold
and securities
purchased under
agreements to
resell............      148,527        13,000                        161,527      148,527        26,600       (8,600)(1)
Trading account
securities........        6,393                                        6,393        6,393
Due from customers
on acceptances....      332,234                                      332,234      332,234
Premises and
equipment and
other assets......    1,041,703        32,351    148,657 (4)(9)    1,222,711    1,041,703        95,785       13,970 (2)(3)
                    -----------    ----------   --------         -----------  -----------    ----------   ----------
  Total assets....  $25,771,078    $1,637,190   $167,775         $27,576,043  $25,771,078    $2,603,425   $ (102,157)
                    ===========    ==========   ========         ===========  ===========    ==========   ==========
LIABILITIES
 Deposits:
 Domestic:
  Non-interest
  bearing.........  $ 6,331,130    $   48,977   $   (222)(1)     $ 6,379,885  $ 6,331,130    $  383,890   $  (65,653)(1)
  Interest
  bearing.........   11,916,852     1,426,662      9,363 (9)      13,352,877   11,916,852     1,769,175
 Overseas branches
 and subsidiaries.      796,902                                      796,902      796,902
                    -----------    ----------   --------         -----------  -----------    ----------   ----------
  Total deposits..   19,044,884     1,475,639      9,141          20,529,664   19,044,884     2,153,065      (65,653)
Funds borrowed....    1,830,495                   (1,001)(1)       1,829,494    1,830,495        62,230       (8,600)(1)
Bank acceptances
outstanding.......      337,180                                      337,180      337,180
Other liabilities.    1,069,570        19,560     41,887 (4)       1,131,017    1,069,570        31,898       24,200 (3)
Long-term debt....    1,455,036                  116,883 (7)       1,571,919    1,455,036       134,254
                    -----------    ----------   --------         -----------  -----------    ----------   ----------
  Total
  liabilities.....   23,737,165     1,495,199    166,910          25,399,274   23,737,165     2,381,447      (50,053)
                    -----------    ----------   --------         -----------  -----------    ----------   ----------
SHAREHOLDERS'
EQUITY
Common stock......      129,136           419      5,391 (7)         134,527      129,136        29,188      (11,623)(5)
                                                    (419)(8)                                                  (1,514)(6)
Capital surplus...      680,556        38,480    137,465 (7)         818,021      680,556        91,659       11,623 (5)
                                                 (38,480)(8)                                                  (4,731)(6)
Retained earnings.    1,232,040       103,092   (103,092)(8)       1,232,040    1,232,040       103,521      (48,249)(2)(3)(6)
Treasury stock....       (7,819)                                      (7,819)      (7,819)       (2,390)       2,390 (6)
                    -----------    ----------   --------         -----------  -----------    ----------   ----------
  Total
  shareholders'
  equity..........    2,033,913       141,991        865           2,176,769    2,033,913       221,978      (52,104)
                    -----------    ----------   --------         -----------  -----------    ----------   ----------
  Total
  liabilities and
  shareholders'
  equity..........  $25,771,078    $1,637,190   $167,775         $27,576,043  $25,771,078    $2,603,425   $ (102,157)
                    ===========    ==========   ========         ===========  ===========    ==========   ==========
Book value per
share(5)(7).......       $15.79        $33.90                         $16.22       $15.79        $19.26
                         ======        ======                         ======       ======        ======
                     CORESTATES    PRO FORMA
                        AND         COMBINED
                    INDEPENDENCE      ALL
                     PRO FORMA    TRANSACTIONS
                    ------------- -------------
ASSETS
Cash and due from
banks.............  $ 2,521,676   $ 2,549,303
Time deposits.....    1,319,457     1,319,595
Investment
securities........    3,599,166     4,153,498
Loans.............   19,771,258    20,823,161
Allowance for loan
losses............     (595,823)     (618,866)
Federal funds sold
and securities
purchased under
agreements to
resell............      166,527       179,527
Trading account
securities........        6,393         6,393
Due from customers
on acceptances....      332,234       332,234
Premises and
equipment and
other assets......    1,151,458     1,332,466
                    ------------- -------------
  Total assets....  $28,272,346   $30,077,311
                    ============= =============
LIABILITIES
 Deposits:
 Domestic:
  Non-interest
  bearing.........  $ 6,649,367   $ 6,698,122
  Interest
  bearing.........   13,686,027    15,122,052
 Overseas branches
 and subsidiaries.      796,902       796,902
                    ------------- -------------
  Total deposits..   21,132,296    22,617,076
Funds borrowed....    1,884,125     1,883,124
Bank acceptances
outstanding.......      337,180       337,180
Other liabilities.    1,125,668     1,187,115
Long-term debt....    1,589,290     1,706,173
                    ------------- -------------
  Total
  liabilities.....   26,068,559    27,730,668
                    ------------- -------------
SHAREHOLDERS'
EQUITY
Common stock......      145,187       150,578
Capital surplus...      779,107       916,572
Retained earnings.    1,287,312     1,287,312
Treasury stock....       (7,819)       (7,819)
                    ------------- -------------
  Total
  shareholders'
  equity..........    2,203,787     2,346,643
                    ------------- -------------
  Total
  liabilities and
  shareholders'
  equity..........  $28,272,346   $30,077,311
                    ============= =============
Book value per
share(5)(7).......       $15.16        $15.56
                         ======        ======

See footnotes to the Pro Forma Condensed Combined Balance Sheet on page 53.

            FOOTNOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                  (UNAUDITED)
 (1) Elimination of intercompany deposits, Federal funds transactions and other intercompany funding.

 (2) It is CoreStates' strategy to seek to dispose of certain assets via bulk sale, individual credit direct negotiation or foreclosure, in an accelerated manner. CoreStates currently estimates that to conform Independence's loan, accrual and reserve policies to those of CoreStates, it will take a $25.0 million addition to Independence's allowance for possible loan losses and a $5.0 million addition to Independence's reserve against OREO. Accordingly, pro forma common shareholders' equity has been reduced by $19.5 million, the after-tax effect of the estimated provisions. CoreStates currently estimates that the assets related to the $30.0 million in estimated aggregated provisions will be disposed of within eighteen months of the Effective Date. The carrying value of these assets is approximately $120.0 million and the estimated provisions represent 25% of this amount.

 (3) Reflects charges of approximately $24.2 million, $15.7 million after the related tax effects, which include expenses directly attributable to the Merger.

     Deferred taxes receivable at statutory rates totalling $18.970 million related to the charges of approximately $24.2 million of expenses directly attributable to the Merger, the $25.0 million addition to Independence's allowance for possible loan losses and the $5.0 million reserve against OREO are reflected in other assets.

 (4) Reflects charges of approximately $41.9 million, $27.3 million after the related tax effects, which include expenses directly attributable to the Proposed Combination.

 (5) Reflects the conversion of 11.522 million outstanding Independence Common Shares on December 31, 1993 into 17.283 million CoreStates Common Shares.

 (6) Reflects the cancellation of 453 thousand Independence Common Shares owned by CoreStates and 153 thousand Independence Common Shares held as treasury stock.

 (7) Represents the purchase price in the Proposed Combination using the following assumptions:

        a) Shareholders of Germantown will receive, for each of the 4,189,334 Germantown Common Shares, $62 per share payable 55% in equivalent value CoreStates Common Shares and 45% in cash, for a total purchase price of $259.7 million.
        b) The market value for CoreStates Common Shares, for purposes of Germantown pro forma calculations, was assumed to be $26.50 per share.
        c) CoreStates Common Shares issued in the Proposed Combination will equal 5.391 million shares.
        d) The cash portion of the purchase price was assumed to be raised through the issuance of seven-year notes at 7 1/4%.

 (8) The following shareholders' equity accounts of Germantown will be eliminated (in thousands):

     Common Stock..................................................... $    419
     Surplus..........................................................   38,480
     Retained Earnings................................................  103,092
                                                                       --------
     Total Shareholders' Equity....................................... $141,991
                                                                       ========

 (9) Represents the estimated adjustments of Germantown's assets and liabilities to their fair values (which were determined using information available at the most recent practicable date), the intangible asset related to the value of the deposit base acquired, which is estimated to be approximately $28 million, and the adjustment of approximately $109 million arising from the excess of the total purchase price over net assets acquired (i.e. goodwill).

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                                  (UNAUDITED)

                          YEAR ENDED DECEMBER 31, 1993

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                               CORESTATES                                           CORESTATES
                    CORESTATES               GERMANTOWN           AND       CORESTATES  INDEPENDENCE INDEPENDENCE      AND
                       AND       GERMANTOWN   PRO FORMA        GERMANTOWN      AND      BANCORP AND   PRO FORMA    INDEPENDENCE
                   SUBSIDIARIES SAVINGS BANK ADJUSTMENTS       PRO FORMA   SUBSIDIARIES SUBSIDIARIES ADJUSTMENTS   PRO FORMA(1)
                   ------------ ------------ -----------       ----------  ------------ ------------ ------------  ------------
INTEREST INCOME
Interest and fees
on loans.........   $1,442,794    $84,413     $ (2,504)(6)     $1,524,703   $1,442,794    $142,169                  $1,584,963
Interest on in-
vestment securi-
ties.............      172,757     27,371       (2,383)(2)(6)     197,745      172,757      32,060      $ (82)(2)      204,735
Interest on time
sdeposits in
banks............       43,040         10                          43,050       43,040                                  43,040
Interest on
federal funds
sold and
securities
purchased under
agreements to
resell...........        6,119        680                           6,799        6,119       3,056       (108)(2)        9,067
Other interest
income...........           59                                         59           59                                      59
                    ----------    -------     --------         ----------   ----------    --------      -----       ----------
 Total interest
 income..........    1,664,769    112,474       (4,887)         1,772,356    1,664,769     177,285       (190)       1,841,864
                    ----------    -------     --------         ----------   ----------    --------      -----       ----------
INTEREST EXPENSE
Interest on de-
posits...........      320,086     47,870       (6,180)(6)        361,776      320,086      59,727                     379,813
Interest on funds
borrowed.........       64,457                     (83)(2)         64,374       64,457       2,652       (108)(2)       67,001
Interest on long-
term debt........       61,572                   8,474(6)          70,046       61,572       8,289        (82)(2)       69,779
                    ----------    -------     --------         ----------   ----------    --------      -----       ----------
 Total interest
 expense.........      446,115     47,870        2,211            496,196      446,115      70,668       (190)         516,593
                    ----------    -------     --------         ----------   ----------    --------      -----       ----------
Net interest in-
come.............    1,218,654     64,604       (7,098)         1,276,160    1,218,654     106,617          0        1,325,271
Provision for
losses on loans..      230,000      1,900                         231,900      230,000      11,201                     241,201
                    ----------    -------     --------         ----------   ----------    --------      -----       ----------
Net interest in-
come after provi-
sion for losses
on loans.........      988,654     62,704       (7,098)         1,044,260      988,654      95,416                   1,084,070
                    ----------    -------     --------         ----------   ----------    --------      -----       ----------
NON-INTEREST IN-
COME
Debit and credit
card fees........       59,500        163                          59,663       59,500       2,217                      61,717
Service charges
on deposit ac-
counts...........      170,786      3,268          (19)(2)        174,035      170,786       8,642                     179,428
Trust income.....       97,306                                     97,306       97,306       4,487                     101,793
Fees for interna-
tional services..       69,432                                     69,432       69,432                                  69,432
Securities gains
(losses).........       15,748      1,179                          16,927       15,748         362                      16,110
Other operating
income...........      131,882      1,824                         133,706      131,882      13,668                     145,550
                    ----------    -------     --------         ----------   ----------    --------      -----       ----------
 Total non-inter-
 est income......      544,654      6,434          (19)           551,069      544,654      29,376                     574,030
                    ----------    -------     --------         ----------   ----------    --------      -----       ----------
NON-FINANCIAL EX-
PENSES
Salaries, wages
and benefits.....      576,470     19,992                         596,462      576,470      46,498                     622,968
Net occupancy....      108,295      4,618                         112,913      108,295       6,656                     114,951
Equipment ex-
penses...........       69,072      1,728                          70,800       69,072       5,772                      74,844
Other operating
expenses.........      469,424     11,840       11,609(2)(6)      492,873      469,424      34,675                     504,099
                    ----------    -------     --------         ----------   ----------    --------      -----       ----------
 Total non-finan-
 cial expenses...    1,223,261     38,178       11,609          1,273,048    1,223,261      93,601                   1,316,862
                    ----------    -------     --------         ----------   ----------    --------      -----       ----------
Income before in-
come taxes.......      310,047     30,960      (18,726)           322,281      310,047      31,191                     341,238
Provision for in-
come taxes(4)....       98,297     10,462       (6,554)(6)(7)     102,205       98,297       8,312                     106,609
                    ----------    -------     --------         ----------   ----------    --------      -----       ----------
Income before
cumulative effect
of a change in
accounting
principle(7).....   $  211,750    $20,498     $(12,172)        $  220,076   $  211,750    $ 22,879                  $  234,629
                    ==========    =======     ========         ==========   ==========    ========      =====       ==========
Average common
shares outstand-
ing..............      128,570      4,377                         134,204      128,570      11,438                     145,399
PER COMMON SHARE
DATA(5)
Income before
cumulative effect
of a change in
accounting
principle........        $1.65      $4.68                           $1.64        $1.65       $1.98                       $1.61
Cash dividends
declared.........        $1.14                                      $1.14        $1.14       $1.16                       $1.14
                    PRO FORMA
                     COMBINED
                       ALL
                   TRANSACTIONS
                   ------------
INTEREST INCOME
Interest and fees
on loans.........   $1,666,872
Interest on in-
vestment securi-
ties.............      229,723
Interest on time
deposits in
banks............       43,050
Interest on
federal funds
sold and
securities
purchased under
agreements to
resell...........        9,747
Other interest
income...........           59
                   ------------
 Total interest
 income..........    1,949,451
                   ------------
INTEREST EXPENSE
Interest on de-
posits...........      421,503
Interest on funds
borrowed.........       66,918
Interest on long-
term debt........       78,253
                   ------------
 Total interest
 expense.........      566,674
                   ------------
Net interest in-
come.............    1,382,777
Provision for
losses on loans..      243,101
                   ------------
Net interest in-
come after provi-
sion for losses
on loans.........    1,139,676
                   ------------
NON-INTEREST IN-
COME
Debit and credit
card fees........       61,880
Service charges
on deposit ac-
counts...........      182,677
Trust income.....      101,793
Fees for interna-
tional services..       69,432
Securities gains
(losses).........       17,289
Other operating
income...........      147,374
                   ------------
 Total non-inter-
 est income......      580,445
                   ------------
NON-FINANCIAL EX-
PENSES
Salaries, wages
and benefits.....      642,960
Net occupancy....      119,569
Equipment ex-
penses...........       76,572
Other operating
expenses.........      527,548
                   ------------
 Total non-finan-
 cial expenses...    1,366,649
                   ------------
Income before in-
come taxes.......      353,472
Provision for in-
come taxes(4)....      110,517
                   ------------
Income before
cumulative effect
of a change in
accounting
principle(7).....   $  242,955
                   ============
Average common
shares outstand-
ing..............      151,032
PER COMMON SHARE
DATA(5)
Income before
cumulative effect
of a change in
accounting
principle........        $1.61
Cash dividends
declared.........        $1.14

See Footnotes to Pro Forma Condensed Combined Statements of Income on pages 57-
58.

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                                  (UNAUDITED)

                          YEAR ENDED DECEMBER 31, 1992

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                    CORESTATES
                             CORESTATES  INDEPENDENCE                  AND
                                AND      BANCORP AND   PRO FORMA   INDEPENDENCE
                            SUBSIDIARIES SUBSIDIARIES ADJUSTMENTS   PRO FORMA
                            ------------ ------------ -----------  ------------
INTEREST INCOME
Interest and fees on
 loans....................   $1,497,408    $150,174                 $1,647,582
Interest on investment se-
 curities.................      194,029      44,986      $(41)(2)      238,974
Interest on time deposits
 in banks.................       55,635       2,855                     58,490
Interest on federal funds
 sold and securities pur-
 chased under agreements
 to resell................       15,622       1,113                     16,735
Other interest income.....           57                                     57
                             ----------    --------      ----       ----------
 Total interest income....    1,762,751     199,128       (41)       1,961,838
                             ----------    --------      ----       ----------
INTEREST EXPENSE
Interest on deposits......      489,503      80,952                    570,455
Interest on funds borrow-
 ed.......................       57,070       3,410                     60,480
Interest on long-term
 debt.....................       72,828       5,638       (41)(2)       78,425
                             ----------    --------      ----       ----------
 Total interest expense...      619,401      90,000       (41)         709,360
                             ----------    --------      ----       ----------
Net interest income.......    1,143,350     109,128         0        1,252,478
Provision for losses on
 loans....................      129,300      30,950                    160,250
                             ----------    --------      ----       ----------
Net interest income after
 provision for losses on
 loans....................    1,014,050      78,178                  1,092,228
                             ----------    --------      ----       ----------
NON-INTEREST INCOME
Debit and credit card
 fees.....................      149,892       2,186                    152,078
Service charges on deposit
 accounts.................      154,667       8,465                    163,132
Trust income..............       92,654       4,077                     96,731
Fees for international
 services.................       60,247                                 60,247
Securities gains (losses).       15,085      (1,280)                    13,805
Other operating income....      114,178      10,493                    124,671
                             ----------    --------      ----       ----------
 Total non-interest in-
  come....................      586,723      23,941                    610,664
                             ----------    --------      ----       ----------
NON-FINANCIAL EXPENSES
Salaries, wages and bene-
 fits.....................      582,067      45,837                    627,904
Net occupancy.............      106,203       6,562                    112,765
Equipment expenses........       79,350       6,239                     85,589
Other operating expenses..      445,723      34,612                    480,335
                             ----------    --------      ----       ----------
 Total non-financial ex-
  penses..................    1,213,343      93,250                  1,306,593
                             ----------    --------      ----       ----------
Income before income tax-
 es.......................      387,430       8,869                    396,299
Provision for income tax-
 es(4) ...................      126,408       1,757                    128,165
                             ----------    --------      ----       ----------
Income before cumulative
 effect of a change in
 accounting principle(3)..   $  261,022    $  7,112                 $  268,134
                             ==========    ========      ====       ==========
Average common shares out-
 standing.................      119,350      11,173                    135,813
PER COMMON SHARE DATA(5)
Income before cumulative
 effect of a change in
 accounting principle.....        $2.19       $0.63                      $1.97
Cash dividends declared...        $1.02       $1.16                      $1.02

See Footnotes to Pro Forma Condensed Combined Statements of Income on pages 57-
58.

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                                  (UNAUDITED)

                          YEAR ENDED DECEMBER 31, 1991

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                    CORESTATES
                            CORESTATES  INDEPENDENCE                   AND
                               AND      BANCORP AND   PRO FORMA    INDEPENDENCE
                           SUBSIDIARIES SUBSIDIARIES ADJUSTMENTS    PRO FORMA
                           ------------ ------------ -----------   ------------
INTEREST INCOME
Interest and fees on
 loans...................   $1,946,080    $169,555                  $2,115,635
Interest on investment
 securities..............      209,009      53,104                     262,113
Interest on time deposits
 in banks................       73,775       5,734     $   (13)(2)      79,496
Interest on federal funds
 sold and securities
 purchased under
 agreements to resell....       25,558       2,424                      27,982
Other interest income....           51                                      51
                            ----------    --------     -------      ----------
 Total interest income...    2,254,473     230,817         (13)      2,485,277
                            ----------    --------     -------      ----------
INTEREST EXPENSE
Interest on deposits.....      835,700     114,712         (13)(2)     950,399
Interest on funds
 borrowed................      166,487       5,118                     171,605
Interest on long-term
 debt....................       84,418       5,945                      90,363
                            ----------    --------     -------      ----------
 Total interest expense..    1,086,605     125,775         (13)      1,212,367
                            ----------    --------     -------      ----------
Net interest income......    1,167,868     105,042           0       1,272,910
Provision for losses on
 loans...................      272,596      18,665                     291,261
                            ----------    --------     -------      ----------
Net interest income after
 provision for losses on
 loans...................      895,272      86,377                     981,649
                            ----------    --------     -------      ----------
NON-INTEREST INCOME
Debit and credit card
 fees....................      166,167       1,753                     167,920
Service charges on
 deposit accounts........      135,148       7,841                     142,989
Trust income.............       93,386       3,976                      97,362
Fees for international
 services................       47,275                                  47,275
Securities gains
 (losses)................      (14,175)        307                     (13,868)
Other operating income...      159,312      14,575                     173,887
                            ----------    --------     -------      ----------
 Total non-interest
  income.................      587,113      28,452                     615,565
                            ----------    --------     -------      ----------
NON-FINANCIAL EXPENSES
Salaries, wages and
 benefits................      575,438      44,921                     620,359
Net occupancy............      115,462       6,386                     121,848
Equipment expenses.......       83,091       5,975                      89,066
Other operating expenses.      455,265      32,927                     488,192
                            ----------    --------     -------      ----------
 Total non-financial
  expenses...............    1,229,256      90,209                   1,319,465
                            ----------    --------     -------      ----------
Income before income
 taxes...................      253,129      24,620                     277,749
Provision for income
 taxes(4) ...............       90,503       5,664       1,265(4)       97,432
                            ----------    --------     -------      ----------
Net income...............   $  162,626    $ 18,956     $(1,265)     $  180,317
                            ==========    ========     =======      ==========
Average common shares
 outstanding.............      117,016      11,012                     133,534
PER COMMON SHARE DATA(5)
Net income...............        $1.39       $1.72                       $1.35
Cash dividends declared..        $0.97       $1.16                       $0.97

See Footnotes to Pro Forma Condensed Combined Statements of Income on pages 57-
58.

         FOOTNOTES TO PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                                  (UNAUDITED)

(1) The Pro Forma Condensed Combined Statements of Income do not reflect the estimated $25.0 million provision for losses on loans related to Independence's loan portfolio, the $5.0 million addition to Independence's reserve against OREO, or charges of approximately $24.2 million directly attributable to the Merger. Were these expenses reflected in the Pro Forma Condensed Combined Statement of Income for the year ended December 31, 1993, net income would decrease by $35.2 million, or $0.24 per share.

(2) Reflects the elimination of intercompany interest on deposits, long-term debt, Federal funds transactions and other intercompany funding.

(3) Reflects the adoption of FAS 106, "Employers Accounting for Postretirement Benefits Other Than Pensions." As permitted under FAS 106, CoreStates elected to recognize immediately the January 1, 1992 transitional liability of $128.7 million pre-tax, $84.9 million or $0.71 per share after-tax, as the cumulative effect of a change in accounting principle in the first quarter of 1992.

    The impact of FAS 106 on Independence is immaterial.

    Germantown adopted FAS 106 effective January 1, 1992 and elected to recognize immediately a one-time, non-cash charge equal to its January 1, 1992 transitional liability of $3.7 million, $2.4 million after-tax, as the cumulative effect of a change in accounting principle.

(4) In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("FAS 109"), which superseded FAS 96. Although FAS 109 was not required to be adopted until the first quarter of 1993, in the first quarter of 1992 CoreStates retroactively adopted FAS 109 as of January 1, 1987.

    Independence prospectively adopted FAS 109 on January 1, 1992, recognizing a cumulative benefit of $4.4 million as the cumulative effect of a change in accounting principle. However, the pro forma financial information is prepared as if Independence retroactively adopted FAS 109 as of January 1, 1987. The impact of retroactively applying FAS 109 to Independence has the following effects on pro forma net income and period-end common shareholders' equity (in thousands, except per share):

                                               INCREASE
                                              (DECREASE)         CUMULATIVE
                                            IN NET INCOME    INCREASE (DECREASE)
                                            ---------------       IN COMMON
                                                      PER       SHAREHOLDERS'
                                            AMOUNT   SHARE         EQUITY
                                            -------  ------  -------------------
   Year ended:
    December 31, 1993......................     --      --            --
    December 31, 1992...................... $(4,378) $(0.03)          --
    December 31, 1991......................  (1,265)  (0.01)       $4,378
    December 31, 1990......................    (533)      *         5,643
    December 31, 1989......................    (613)      *         6,176

  --------
  * Decrease less than $.01 per share.

(5) Reflects the impact of the Stock Dividend. CoreStates, Independence and pro forma earnings per common share for the years ended December 31, 1993, 1992 and 1991 were based on weighted average common shares outstanding as dilution from potentially dilutive common stock equivalents was less than 3% for each period.

(6) Reflects the anticipated impact of the purchase accounting adjustments (which were determined using information available at the most recent practicable date) assuming the Proposed Combination was effective on January 1, 1993. For the purposes of determining the effects on the pro forma combined condensed statement of income, the following pro forma adjustments have been made (in thousands):

    a) Amortization of the premium on the loan and investment securities portfolios and certificates of deposit and the related income tax effects.

    b) Amortization of intangibles including goodwill and deposit base intangible which was calculated using lives of 15 years and 10 years, respectively. As required by FAS 109, the provision for income taxes assumes that the amortization of the deposit base intangible is deductible for Federal income tax purposes.

    c) Interest expense on the seven-year 7 1/4% notes which were assumed issued to fund the cash portion of the purchase price.

(7) Effective January 1, 1993, CoreStates adopted FAS 112, "Employers' Accounting for Postemployment Benefits." CoreStates recognized the January 1, 1993 FAS 112 transitional liability of $20.0 million, $13.0 million after-tax or $0.10 per share, as the cumulative effect of a change in accounting principle. The impact of FAS 112 on Independence and Germantown is immaterial.